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                              LOAN AGREEMENT




                                  Between




                         COUNTY OF PERRY, KENTUCKY




                                    and




                          TJ INTERNATIONAL, INC.




                      _______________________________

                         Dated as of June 1, 1994



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                        Relating to the Issuance of
                         County of Perry, Kentucky
                    Solid Waste Disposal Revenue Bonds
                        (TJ International Project)
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
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                             TABLE OF CONTENTS


                                                                      Page
                    I.  Background, Representations and Findings. . . .  1
                 Section 1.1      Background. . . . . . . . . . . . . .  1
                 Section 1.2      Company Representations . . . . . . .  1
                 Section 1.3      Issuer Findings and Representation . . 2
                 Section 1.4.     Use of Proceeds; Other Matters
                                  with Respect to   Project,
                                  Bonds and Tax Exemption . . . . . . .  2

                    II.  Construction of Project .. . . . . . . . . . .   5
                 Section 2.1      Project . . . . . . . . . . . . . . .  5
                 Section 2.2      Specification of Project
                                  Additions and Changes. . . . . . . . . 5
                 Section 2.3      Award of Construction Contracts. . . . 5
                 Section 2.4      Administration of Construction
                                  Contracts. . . . . . . . . . . . . . . 5
                 Section 2.5      Notices and Permits . . . . . . . . .  5
                 Section 2.6      Additions and Changes to the
                                  Project. . . . . . . . . . . . . . . . 6

                    III.  Financing the Project. . . . . .. . . . . . .  6
                 Section 3.1      Issuance of Bonds . . . . . . . . . .  6
                 Section 3.2      Construction Fund . . . . . . . . . .  6
                 Section 3.3      Bonds Not to Become Arbitrage Bonds. . 7
                 Section 3.4      Completion of Project . . . . . . . .  7
                 Section 3.5      Deletion of Project Facilities . . . . 8

                    IV.  Loan and Repayment.. . . . . . . . . . . . . .  8
                 Section 4.1      Amount and Source of Loan . . . . . .  8
                 Section 4.2      Repayment of Loan . . . . . . . . . .  8
                 Section 4.3      Company Notes . . . . . . . . . . . .  8
                 Section 4.4      Acceleration of Payment to
                                  Redeem Bonds. . . . . . . . . . . . .  9
                 Section 4.5      No Defense or Set-Off . . . . . . . .  9
                 Section 4.6      Assignment of Issuer's Rights . . .   10

                     V.  Covenants of the Company. . . . . . .  . . . . 10
                 Section 5.1      Operation and Maintenance of
                                  Project. . . . .. . . . . . . . . . . 10
                 Section 5.2      Maintenance of Corporate
                                  Existence . . . . . . . . . . . . . . 10
                 Section 5.3      Payment of Trustee's
                                  Compensation and Expenses. . . . . . .11
                 Section 5.4      Payment of Issuer's Expenses. . . . . 11
                 Section 5.5      Indemnity Against Claims. . . . . . . 11
                 Section 5.6      Disclaimer; Limitation of
                                  Liability of the Issuer. . . . . . . .11
                 Section 5.7      Insurance.. . . . . . . . . . . . . . 12
                 Section 5.8      Damage; Destruction and
                                  Eminent Domain. . . . . . . . . . . . 12
                 Section 5.9      Financial Statements. . . . . . . . . 12

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                 Section 5.10     Investment of Funds.. . . . . . . . . 12
                 Section 5.11     Limitation on Liens.. . . . . . . . . 12
                 Section 5.12     Limitation on Sale and
                                  Leaseback Transactions. . . . . . . . 13
                 Section 5.13     Limitation on Restricted
                                  Payments.. . . . . . . . . . . . . . .14

                     VI.  Events of Default and Remedies.. . . . . .. . 17
                 Section 6.1      Events of Default . . . . . . . . . . 17
                 Section 6.2      Payment on Default; Suit
                                  Therefor . . . . . . . . . . . . . .  19
                 Section 6.3      Cumulative Rights . . . . . . . . . . 20

                 VII.  Miscellaneous. . . . . . . . . . . . . . . . . . 20
                 Section 7.1      Notices . . . . . . . . . . . . . . . 20
                 Section 7.2      Assignments . . . . . . . . . . . . . 21
                 Section 7.3      Illegal. etc. Provisions
                                   Disregarded. . . . . . . . . . . . . 21
                 Section 7.4      Applicable Law. . . . . . . . . . . . 21
                 Section 7.5      Amendments. . . . . . . . . . . . . . 21
                 Section 7.6      Amounts Remaining in Bond Fund
                                  or Construction Fund. . . . . . . . . 21
                 Section 7.7      Term of Agreement . . . . . . . . . . 21
                 Section 7.8      Payments Due on Saturdays,
                                  Sundays and Holidays . . . . . . . . .22
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           LOAN AGREEMENT, dated as of June 1, 1994 (the "Agreement") between the COUNTY OF PERRY, KENTUCKY, a county and political subdivision of the
Commonwealth of Kentucky (the "Issuer") and TJ INTERNATIONAL, INC., a Delaware
corporation (the "Company").

               I.  Background, Representations and Findings.

           Section 1.1 BACKGROUND. The Issuer is a county and political subdivision of the Commonwealth of Kentucky and is authorized under KRS
103.200 et. seq., as amended (hereinafter called the "Act"), to enter into loan agreements with corporations and other entities with respect to one or more "industrial buildings" as defined in the Act, upon such terms and conditions as the Issuer deems advisable in accordance with the provisions of the Act in order to promote the economic development of the Commonwealth of Kentucky (the "Commonwealth"), relieve conditions of unemployment, to encourage the increase of industry in the Commonwealth and to aid in the retention of existing industry through the control of pollution, and the Issuer having found in its Ordinance enacted on May 17, 1994, that the issuance of bonds on behalf of the Company will accomplish those purposes.

           The Company has asked the Issuer to undertake the financing of the costs of a project (the "Project") consisting of sewage and solid waste disposal components of a production facility for the manufacturer of engineered lumber for the construction of wood joists and related products, more particularly described in Schedule A attached hereto to be operated by Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership, as beneficial owner of the Project and guarantor (the "Guarantor") of the Bonds, as hereinafter defined. The Company is the managing general partner of the Guarantor. The Issuer intends to loan the proceeds of the Bonds to the Company pursuant to the terms hereof to be repaid in installments equal to payments of debt service on such Bonds together with redemption premiums, if any. The Company will, in turn, lend the money to the Guarantor as evidenced by a promissory note.

           The Issuer and the Company intend that components of the Project will constitute sewage facilities or "solid waste disposal facilities" for the purposes of the Internal Revenue Code of 1986, as amended (the "Code").

           Section 1.2 COMPANY REPRESENTATIONS.  The Company represents that:

                 (a) It is a corporation duly organized and existing in good standing under Delaware law, qualified to do business in the Commonwealth, with full power and legal right to enter into this Agreement and the related Note and to perform its obligations hereunder.
      The making and performance of this Agreement on the Company's part have been duly authorized by all necessary corporate action and will not violate or conflict with the Company's Certificate of Incorporation, bylaws or any agreement, indenture or other instrument by which the Company or its properties are bound.

                 (b) The Company intends to cause the Guarantor to operate a portion of the Project as a sewage and solid waste disposal facility.

                 (c) The proceeds of the Series 1994 Bonds (as defined in the Indenture) will not exceed the Costs of the Project (as defined in the Indenture referred to in Section 3.1 hereof).

                 (d) The Company has acquired or will cause the Guarantor to acquire all permits, licenses and has or will satisfy other requirements necessary for the acquisition, construction, installation and operation of the Project.

           Section 1.3 ISSUER FINDINGS AND REPRESENTATION. The Issuer hereby confirms its findings and represents that:

                 (a) The Issuer is a county and political subdivision of the Commonwealth, and is authorized pursuant to the Act to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder.

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                 (b)   The Issuer has the necessary power under the Act, and
      has duly taken all action on its part required, to authorize, execute and deliver this Agreement and to undertake the Project.  The execution and performance of this Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or any of its properties is bound.

                 (c) The Project constitutes an "industrial building" under the Act, and the undertaking of the financing for the Project by the Issuer will promote the public purposes of the Act in order to promote the economic development of the Commonwealth, relieve conditions of unemployment, to encourage the increase of industry in the Commonwealth and to aid in the retention of existing industry through the control of pollution.

                 (d) The Issuer has received with respect to the Project, allocations from the Kentucky Private Activity Bond Allocation Committee in the aggregate amount of $45,000,000 dated March 24, 1994, as extended on May 25, 1994, for tax-exempt private activity bonds pursuant to
      Section 146 of the Code.

           Section 1.4.      USE OF PROCEEDS; OTHER MATTERS WITH RESPECT TO
PROJECT, BONDS AND TAX EXEMPTION. (a) Neither the Issuer nor the Company shall cause any proceeds of the Bonds (as defined below) to be expended except pursuant to the Indenture. The Company shall not permit the Guarantor to (1) requisition or otherwise allow any payment out of proceeds of the Bonds (i) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (i) shall not apply to any building
(and the equipment purchased as a part thereof, if any) if the "rehabilitation expenditures", as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds,
(ii) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein); (iii) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such requisition would be considered as having been used for costs of the acquisition, construction, reconstruction or improvement of "sewage facilities" or "solid waste disposal facilities" within the meaning of
Section 142(a) of the Code, or (iv) if such payment is used to pay issuance costs (including counsel fees and placement fees) in excess of an amount equal to 2% of the proceeds of the Bonds; (2) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which would result in the loss of exclusion of interest on the Bonds from gross income for purposes of Federal income taxation; or (3) take or omit, or permit to be taken or omitted, any other action the taking or omission of which would cause the loss of such exclusion. Without limiting the generality of the foregoing, the Company shall not permit (i) any of the proceeds of the Bonds to be used for the acquisition of land (or an interest therein) to be used for farming purposes, or (ii) any of the proceeds of the Bonds to be used to provide any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

           (b) The Company hereby represents that neither "construction" nor "acquisition" of the Project "commenced" prior to August 17, 1993, within the meaning of Section 142 of the Code. No person, firm or corporation who was a "substantial user" of the Project (within the meaning of Section 147(a) of the Code) before the date of issuance of the Bonds and who was or will be a "substantial user" of the Project following its being placed in service, has received or will receive directly or indirectly, any proceeds from the issuance and sale of the Bonds in payment for its interest in the Project. No portion of the Project was placed in service prior to the date hereof.

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           (c)   The Company hereby represents that the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code, is not less than the amount set forth in the certificates or letters of representation of the Company and the
Guarantor delivered at the time of the issuance of the Bonds (the "Closing").
The weighted average maturity of the Bonds does not exceed 120% of the
"average reasonably expected economic life" of the components comprising the
Project, determined pursuant to Section 147(b) of the Code, as set forth in the certificates or letters of representation of the Company delivered at the
Closing.  The Company agrees that it will not make nor permit the Guarantor to make any changes in the Project which would, at the time made, cause the
"average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the
"average reasonably expected estimated economic life" of the components set forth in the certificates or letters of representation of the Company and the
Guarantor delivered at the Closing, unless the Company and the Guarantor shall file with the Issuer and the Trustee an opinion of recognized bond counsel that such change to the Project will not impair the exclusion of interest on the Bonds from gross income for purposes of Federal income taxation.

           (d) The Company hereby represents that the information contained in the certificates of the Company and the Guarantor with respect to the compliance with the requirements of Section 103 and 142 and Sections 146 through 149 of the Code, including the information in Form 8038 (excluding the issue number and the employer identification number of the Issuer) filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects.

           (e) The Company shall not nor permit the Guarantor to (1) take or omit to take any action, or approve the Trustee's making any investment or use of any proceeds of the Bonds or any other moneys within their respective control (including without limitation the proceeds of any insurance or any condemnation award with respect to the Project) or the taking or omission of any other action, which would cause any Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, or (2) approve the use of any proceeds from the sale of the Bonds otherwise than in accordance with the Issuer's
"non-arbitrage" certificate given at the Closing barring any unforeseen circumstances, in which event, the Company shall use such proceeds with due diligence and shall otherwise comply with the "non-arbitrage" certificate.
Without limiting the generality of the foregoing, the Company shall at its sole expense take or cause the Gaurantor to take all action required under
Section 148 of the Code and Treasury Regulations thereunder to prevent inclusion of interest in gross income for purposes of Federal income taxation, including but not limited to (i) paying on behalf of the Issuer the "rebatable arbitrage" to the United States in accordance with Sections 1.148-1 through 1.148-9 of such Treasury Regulations, (ii) determining the "rebatable arbitrage" as of June 1, 1999 and each fifth anniversary of such date and as of the payment of the Bonds on behalf of the Issuer pursuant to Sections
1.148-1 through 1.148-9 of such Treasury Regulations and determining the income attributable to such rebatable arbitrage as of the payment (whether by reason of maturity, redemption or otherwise) of the Bonds, and (iii) complying with any similar requirements contained in any final Treasury Regulations adopted in place of Sections 1.148-1 through 1.148-9 of such Treasury
Regulations and all other requirements of any such final Treasury Regulations.

           (f) The Company shall not permit the Project to be used or occupied, other than as a member of the general public, by the United States or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States (in any case within the meaning of Section 149(b) of the Code) unless the Company shall deliver to the Trustee and the Issuer an opinion of recognized bond counsel in form and substance satisfactory to the Trustee to the effect that such use will not impair the exclusion of interest on the Bonds from Federal income taxation.

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           (g)   During the period commencing on the date of the issuance of the Bonds and ending 15 days thereafter, there shall be issued no "private activity bonds", as defined in Section 141 of the Code, which are guaranteed or otherwise secured by payments to be made by the Company, the Guarantor or any "related person" (or group of "related persons") unless the Company shall deliver to the Trustee and the Issuer an opinion of recognized bond counsel in form and substance satisfactory to the Trustee to the effect that the issuance of such "private activity bonds" will not impair the exclusion of interest on the Bonds from Federal income taxation.  Except for the Company, the Guarantor or any "related person" (or group of "related persons"), no person has (1)
guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of, the Bonds, or (2) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the
Code) which is to be used in connection with the Project.


                       II.  Construction of Project.

           Section 2.1 PROJECT.  As between the Issuer and the Company, the
Company or the Guarantor will be entitled to physical possession and control of the Project at all times and will be liable at all times for all risk, loss and damages with respect to or in any manner relating to such Project. At present, title to the Project is in the name of the Issuer with the Guarantor being the beneficial owner pursuant to the provisions of a certain Lease
Financing Agreement dated as of December 15, 1993, by and between the Issuer and the Guarantor.

           Section 2.2 SPECIFICATION OF PROJECT ADDITIONS AND CHANGES.
Pursuant to the Act, the Issuer hereby authorizes the Company or the Guarantor to provide for the construction, acquisition and installation of the Project, as generally described in Schedule A hereto, by any legal means available to the Company or the Guarantor and in the manner determined by the Company or the Guarantor. Subject to the provisions of the Act, the Company or the Guarantor may make additions to, deletions from and changes in the Project from time to time and will supplement the information contained in Schedule A by filing with the Issuer and the Trustee, hereinafter mentioned, such supplemental information as is necessary to reflect the same so that the Issuer and such Trustee will be able to ascertain the nature and cost of the facilities covered by this Agreement; provided that if any changes are substantial in relation to any series of Bonds issued for the Project, the Company or the Guarantor will obtain an opinion of nationally recognized bond counsel that such changes will not impair the tax exempt status of interest on the Bonds.

           Section 2.3 AWARD OF CONSTRUCTION CONTRACTS. The Company has awarded or will cause the Guarantor to award contracts and issue purchase orders covering the acquisition, construction and installation of the Project.
Certain portions of the work may be awarded to or completed by the Company's or Guarantor's own personnel. The contracts so awarded, the purchase orders issued and the work orders for the work to be done by the Company or Guarantor personnel are hereinafter called the "Construction Contracts."

           Section 2.4 ADMINISTRATION OF CONSTRUCTION CONTRACTS. The Company will have full responsibility for preparing, administering, amending and enforcing the Construction Contracts and litigating or settling claims thereunder, and will be entitled to all warranties, guaranties and indemnities provided under the Construction Contracts and by law.

           Section 2.5 NOTICES AND PERMITS. The Company shall give or cause to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of public authorities applying to or affecting the conduct of the construction of the Project and the Company will defend or cause the Guarantor to defend and save the Issuer, its officers,

                                       4

agents and employees, past, present and future, and the Trustee, its officers, agents and employees, past, present and future harmless from all fines, losses, costs, damages or other expenses or liabilities due to the Company's or Guarantor's failure to comply therewith. All permits and licenses necessary for the prosecution of the construction of the Project shall be procured by the Company or the Guarantor.

           Section 2.6 ADDITIONS AND CHANGES TO THE PROJECT. The Company may or cause the Guarantor to further improve the Project with additional facilities (the "Additional Facilities") beyond such acquisition, construction and equipment as can be financed out of the proceeds of the initial series of Bonds referred to below. In such event and if no Event of Default has occurred and is continuing, the Company may request the Issuer to, and the Issuer may at its election, proceed under the provisions of the Act to issue additional Bonds under the Indenture in order to finance such Additional Facilities. If Additional Facilities are to be financed by the Issuer, the Company shall obtain the Issuer's approval prior to the commencement of acquisition, construction and installation, and the Company shall amend Schedule A to this Agreement to include the Additional Facilities as a part of the Project. With regard to Additional Facilities to be financed pursuant to the terms of this Section 2.6, the Company shall increase its obligations hereunder in amounts necessary to provide for the payment of the principal of and interest on any such additional Bonds, as provided in Article IV hereof.


                       III.  Financing the Project.

           Section 3.1 ISSUANCE OF BONDS. In order to finance the project, the Issuer, upon request of the Company, will issue and sell its Solid Waste Disposal Revenue Bonds (TJ International Project) (the "Bonds") in an aggregate principal amount of $45,000,000, or such greater amount as shall be approved by the Issuer. The proceeds of the Bonds shall be loaned to the Company in accordance with Section 4.1 hereof. The Bonds will be issued under a Trust Indenture (the "Indenture") between the Issuer and a corporate trustee (the "Trustee"); will be payable solely from the Revenues of the Issuer as such term is defined in the Indenture; and may be sold in one or more series at such times, in such amounts and for such prices as may be approved by the Company.

           Section 3.2 CONSTRUCTION FUND. The net proceeds of the Bonds will be deposited in the Construction Fund established under the Indenture for payment of Project Costs as defined and permitted under the Indenture, except that accrued interest will be deposited in the Bond Fund established under the Indenture for payment of interest on the Bonds. The Trustee will be directed to make payments from the Construction Fund upon receipt of a requisition from the Company or the Guarantor, signed by any Senior Vice President, Treasurer, or Assistant Treasurer or any other person designated by any of such officers of the Company or by the managing general partner of the Guarantor, stating:

                 (a) the Costs (as defined in the Indenture) to which the payment relates, and with respect to work and material, stating that such have been incorporated into the Project substantially in accordance with the plans and specifications therefor;

                 (b) the payee, which may be the Company or the Guarantor in the case of work done by the Company or the Guarantor personnel and in the case of reimbursement for payments previously made by the Company for the Issuer's account (other than payments made by way of set-off of mutual claims between the Company and the payee), which payee may be the Trustee in the case of a requisition for payment of interest on the Bonds during acquisition, construction and installation of the Project and which payee may be the United States of America in respect of any amount required to be paid pursuant to Section 148(f) of the Code;

                 (c)   the amount of the payments to be made; and

                 (d) that the payment is due, is a proper charge against the Construction Fund and has not been the basis for any previous withdrawal from the Construction Fund or any other funds representing proceeds of Bonds issued by the Issuer on the Company's behalf.

The Company shall have the right to enforce payments from the Construction Fund upon compliance with the procedures set forth in this Section 3.2; provided, however, that during the continuance of an Event of Default under the Indenture (as such term is defined therein), the Construction Fund shall be held for the benefit of owners of the Bonds in accordance with the provisions of the Indenture.

           Section 3.3 BONDS NOT TO BECOME ARBITRAGE BONDS.  As provided in
Article VI of the Indenture, the Trustee will invest moneys held by the Trustee as directed by the Company. The Issuer and the Company hereby covenant for the benefit of the owners of the Bonds that, notwithstanding any other provision of this Agreement or any other instrument, they will neither make nor instruct the Trustee to make any investment or other use of the Construction Fund or other proceeds of the Bonds which would cause the Bonds to be arbitrage bonds under Section 148 of the Code and the regulations thereunder, and that they will comply with the requirements of such Section and regulations throughout the term of the Bonds.

           Section 3.4 COMPLETION OF PROJECT. When the Company or the Guarantor certifies to the Trustee and the Issuer that the Project is complete, any amounts remaining in the Construction Fund will be applied by the Trustee in accordance with Section 4.03 of the Indenture. Such application shall constitute payment of principal or interest payments on the Notes described in Section 4.3 hereof otherwise due from the Company to the Trustee. If for any reason the amount in the Construction Fund proves insufficient to pay all Costs of the Project, the Company will pay the remainder of such Costs.

           Section 3.5 DELETION OF PROJECT FACILITIES. Prior to completion thereof the Company (a) may or cause the Guarantor to delete or make modifications to any unit or portion of the Project, provided that the Company or the Guarantor shall have received an opinion of nationally recognized bond counsel to the effect that such deletion will not affect the tax-exempt status of interest on the Bonds issued to finance the Project; and (b) shall delete or make modifications to any unit or portion of the Project if such deletion is necessary to maintain the tax exempt status of interest on the Bonds. After deletion the Company shall restore to the Construction Fund the full amount of such payment theretofore made on account of the deleted unit.


                           IV.  Loan and Repayment.

           Section 4.1 AMOUNT AND SOURCE OF LOAN. Concurrently with the delivery of any series of Bonds, the Issuer will, upon the terms and conditions of this Agreement, lend to the Company, by deposit of the proceeds thereof with the Trustee in the Construction Fund established under the Indenture, an amount equal to the aggregate principal amount of such series of Bonds for application (as provided in Article III hereof) against the Costs of the Project. The Bonds may be sold by the Issuer at a discount from their principal amount, and in such event, the amount of such discount shall be deemed to have been loaned to the Company and applied to the Costs of the Project. The accrued interest received by the Issuer upon the sale of any series of Bonds shall be deposited into the Bond Fund under the Indenture and shall be applied to the first interest due on such Bonds, with a corresponding credit on the amounts otherwise due under the Notes mentioned in Section 4.3 below.

           Section 4.2 REPAYMENT OF LOAN. The Company agrees to repay the loan made by the Issuer in installments which, as to amount, shall correspond to the payments of principal or sinking fund (if any) on the Bonds and premium (if any) and interest at the rate or rates, and at the times, payable on the Bonds, whether at maturity, upon redemption or acceleration, or otherwise, in accordance with the terms of the Indenture; provided that such amount shall be reduced to the extent that other moneys on deposit with the Trustee are available for such purpose, and a credit in respect thereof has been granted pursuant to the Indenture. All such repayments of the loan will be made in funds which will be available to the Trustee no later than the corresponding principal or interest payment date of the Bonds. To evidence its obligation to pay such amounts, the Company will deliver the Notes specified under
Section 4.3 below.

           Section 4.3 COMPANY NOTES. Concurrently with the delivery by the Trustee to the purchaser or purchasers thereof against payment therefor of any series of Bonds, the Company will execute and deliver a non-negotiable Note in substantially the form of the Series 1994 Solid Waste Disposal Note attached hereto as Schedule B, with such variations in principal amount, interest rate, dates and prepayment provisions as may be appropriate, such notes being hereinafter referred to as the "Notes". Each Note will:

                 (a)   be payable to the order of the Trustee;

                 (b) be in a principal amount equal to the aggregate principal amount of the Bonds issued concurrently therewith (the "related Bonds");

                 (c) provide for payments of interest equal to the payments of interest on the related Bonds, except to the extent provision may be made for the payment of capitalized or accrued interest;

                 (d) require payments of principal, or principal plus a premium, if any, equal to the maturities and/or sinking fund payments, redemption price, if any, on the related Bonds;

                 (e) contain provisions in respect of the prepayment of principal and premium, if any, identical with the redemption provisions of the related Bonds; and

                 (f) require all payments on the Note to be made on or prior to the due date for the corresponding payment to be made on the related Bonds.

           Section 4.4   ACCELERATION OF PAYMENT TO REDEEM BONDS.    The
Issuer will redeem any or all series of its Bonds or portions thereof upon the occurrence of an event which gives rise to any mandatory redemption specified therein and in accordance with the provisions of the Indenture. Whenever any series of Bonds is subject to optional redemption, the Issuer will, but only upon request of the Company, redeem the same in accordance with such request. In either event, unless such redemption is effected in connection with a refunding, the Company will pay an amount equal to the applicable redemption price as a prepayment of the Note corresponding to such series of Bonds or portions thereof, together with interest accrued to the date of redemption.
In the case of a redemption pursuant to the provisions described under the caption EXTRAORDINARY OPTIONAL REDEMPTION IN WHOLE in the form of the Series 1994 Bond set forth in the Indenture, the Company's request shall be made, if at all, within six months following the occurrence of the event giving rise to such redemption.

           In the event that the Company consults with the Trustee pursuant to Section 7.01(c) of the Indenture concerning a proceeding which could lead to a Determination of Taxability, as defined in the Indenture, and special mandatory redemption of Bonds as contemplated by such Section has been instituted against a holder of a Bond, the Company shall promptly notify the Trustee and the Issuer within 20 days whether or not it intends to contest such proceeding. In the event that the Company chooses to so contest, it will use its best efforts to obtain a prompt and final determination or decision in such proceeding or litigation and will keep the Trustee and the Issuer informed of the progress of any such proceeding or litigation.

           Section 4.5 NO DEFENSE OR SET-OFF. The obligations of the Company to make payments on the Notes and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional without defense or setoff by reason of any default by the suppliers under the Construction Contracts or by the Issuer under this Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project, loss or impairment of the Construction Fund, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, impossibility of performance, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, it being the intention of the parties that the payments required hereunder will be paid in full when due without any delay or diminution whatsoever.

           Section 4.6 ASSIGNMENT OF ISSUER'S RIGHTS. As the source of payment for its Bonds, the Issuer will assign to the Trustee all the Issuer's rights under this Agreement (except rights of the Issuer to receive payments and indemnification under Sections 5.4 and 5.5 hereof ). The Company consents to such assignment and agrees to make payments on the Notes and interest thereon directly to the Trustee without defense or setoff by reason of any dispute between the Company and the Trustee, the Issuer or the holders of the Bonds.


                       V.  Covenants of the Company.

           5.1 OPERATION AND MAINTENANCE OF PROJECT. So long as any Bonds are outstanding as determined under the Indenture, the Company, at its expense, will maintain and operate the Project or cause the Guarantor to maintain and operate the Project during its useful life or until it is replaced with facilities of at least equal effectiveness in disposing of solid waste, or as otherwise required to meet the public purposes of the Act and the provisions of the Code, but this covenant shall not require the Company or the Guarantor to occupy or operate the Project or any portion of any other property after it is no longer economical and feasible, in the Company's or Guarantor's judgment, to do so and shall not prevent the Company from selling all or any portion of any property or from merging or consolidating with another Person, as hereinafter defined, subject to maintenance of the corporate existence of the Company in accordance with the covenant set forth in Section 5.2 hereof. This covenant is personal to the Company and its successors or subsidiaries and will not be binding upon purchasers of any portions of the Company's properties. Notwithstanding the foregoing, the Company may make changes in or modifications of the Project necessary or desirable to maintain or improve operating performance, subject to the limitations set forth in Sections 2.2, 2.6 and 3.5 hereof.

           5.2 MAINTENANCE OF CORPORATE EXISTENCE. So long as the Bonds are outstanding as determined under the Indenture, the Company will maintain its corporate existence and remain qualified to do business in the Commonwealth, except that it may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another Person or permit one or more Persons to consolidate or merge into it, if the surviving, resulting or transferee

Person, if other than the Company, assumes in writing all of the obligations of the Company hereunder and under the Notes and is organized under the laws of a State of the United States of America and is duly qualified to do business in the Commonwealth and has a net worth of at least 90% of that of the Company prior to the merger; provided that immediately thereafter the Company or its successor will not be in default under the Agreement or the Notes.

           5.3 PAYMENT OF TRUSTEE'S COMPENSATION AND EXPENSES. The Company will pay the Trustee's compensation and expenses under the Indenture, including all costs of redeeming Bonds thereunder and the compensation to any co-paying agent appointed in respect of the Bonds, and will indemnify the Trustee against any claims arising out of the exercise and performance of its powers and duties under the Indenture in good faith and without negligence.

           5.4 PAYMENT OF ISSUER'S EXPENSES. Except to the extent payment is provided from the Construction Fund, the Company will pay the Issuer's expenses, including legal and accounting fees incurred by the Issuer in connection with the issuance of the Bonds and the performance by the Issuer of any and all of its functions and duties under this Agreement or the Indenture, including, but not limited to, all duties which may be required of the Issuer by the Trustee and the holders of the Bonds.

           5.5 INDEMNITY AGAINST CLAIMS. The Company will indemnify the Issuer and the Trustee, and the officers, agents and employees of each, past, present and future, against claims arising out of the Construction Contracts, the construction of the Project, or the Issuer's undertaking of the financing of the Project other than claims arising from willful misconduct in the case of the Issuer, and from willful misconduct or negligence in the case of the Trustee. If any such claim is asserted, the Issuer or the Trustee, as the case may be, will give prompt notice to the Company and the Company will assume the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion. If the Issuer or the Trustee, as the case may be, so elects, either may participate in the defense of such claims, may be represented by counsel of its own choice and at its own expense and may demand that the Company indemnify it against any loss, cost, damages or expenses on account of any such litigation, compromise or settlement undertaken solely by the Company.

           5.6 DISCLAIMER; LIMITATION OF LIABILITY OF THE ISSUER. The Issuer makes no representation or warranty, either express or implied, as to the actual or designed capacity of the Project, as to the suitability of the Project for the purposes specified in this Agreement, as to the condition of the Project, or that the Project will be suitable for the Company's purposes or needs. In the event of any default by the Issuer hereunder, the liability of the Issuer to the Company shall be enforceable only out of its interest under this Agreement and there shall be no other recourse by the Company against the Issuer, its officers, agents and employees, past, present or future, or any of the property now or hereafter owned by it or them. No obligation of the Issuer hereunder or under the Bonds shall be deemed to constitute or give rise to a pecuniary liability of the Issuer or a charge against the general credit or taxing power of the Issuer, the Commonwealth or of any political subdivision thereof.

           5.7 INSURANCE; PAYMENT OF TAXES AND CHARGES. The Company, at its expense, shall procure and maintain, or cause to be procured and maintained, continuously during the term of this Agreement, insurance policies with respect to the Project against such risks (including all liability for injury to persons or property arising from the operation of the Project) and in such amounts as are customary for a prudent owner of properties comparable to the Project. Further, the Company shall cause the Guarantor to duly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other governmental charges, or required payments in lieu thereof, lawfully imposed upon the Project or upon the rights, revenues, income, receipts, and other moneys, securities and funds derived from operation of the Project

(including all rights, moneys and other property transferred, assigned and pledged under the Indenture), except those taxes, assessments, charges or claims which the Company or the Guarantor shall in good faith contest by proper legal proceedings if the Company or the Guarantor shall in all such cases set aside on its books reserves deemed adequate with respect thereto.

           5.8 DAMAGE; DESTRUCTION AND EMINENT DOMAIN. Damage to, destruction of or condemnation (or sale under threat of condemnation) of all or a portion of the Project shall not terminate the Agreement, or cause any abatement of or reduction in the payments to be made by the Company or otherwise affect the respective obligations of the Issuer or the Company, except as set forth in this Agreement.

           5.9 FINANCIAL STATEMENTS. So long as any Bonds are outstanding as determined under the Indenture, the Company will have its financial statements audited annually by independent public accountants and shall furnish to the Trustee a copy of such audited financial statements within 90 days after the end of each fiscal year of the Company. The Trustee may distribute such financial statements to the holders of the Bonds upon request and the Company shall furnish to the Trustee sufficient copies of such statements to enable the Trustee to make distribution to the holders of the Bonds. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

           In addition, the Company will file, in a sufficient amount, its Quarterly Reports on Form 10-Q with the Trustee which the Trustee may also distribute to the holders of the Bonds upon request.

           At the time of delivery of annual financial statements to the Trustee, the Company will provide to the Trustee a certificate to the effect that it is in compliance with its covenants hereunder, or if not in such compliance, full detail with respect thereto.

           5.10 INVESTMENT OF FUNDS. The Company agrees to pay to the Trustee upon ten days prior written notice any loss sustained in the investment of any funds authorized under Section 6.01 of the Indenture.

           5.11 LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary (as hereinafter defined) to, issue, assume or guarantee any Debt (as hereinafter defined) if such Debt is secured by a Lien (as hereinafter defined) upon any Principal Property (as hereinafter defined) or on any shares of stock or indebtedness of any Restricted Subsidiary (as hereinafter defined) (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any case effectively providing that, or causing such Restricted Subsidiary to make effective provision so that, the Note (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary that is not subordinate to the Note then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to (i) Liens on property, shares of stock or indebtedness of or guaranteed by any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or to secure the payment of all or any part of the purchase price of such property, or to secure Debt incurred or guaranteed for the purpose of financing all or any part of the purchase price of such property or improvements, substantial repairing or construction (including any improvements on any existing property) thereon provided, however, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 120 days after the later of (a) the completion of the acquisition, substantial repair, improvement or construction of such property or (b) the placing in operation of such property or of such property as so substantially repaired, improved or constructed; provided, further, that (a) the principal amount of any Debt secured by such Lien does not exceed 100% of the cost of such acquisition, substantial repair, improvement or construction and (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; (iii) Liens securing Debt owing by any Restricted Subsidiary to the Company or another Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary; (v) Liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue bond or similar financings); (vi) Liens existing on the date of issuance of the Series 1994 Bonds; and (vii) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extension, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses
(i) to (vi) inclusive so long as such Liens do not extend to any other property and the principal amount of the Debt so secured is not increased. Notwithstanding the above, the Company and one or more Subsidiaries may issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of the Company and its consolidated Subsidiaries as of the end of the latest fiscal year.

           5.12 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction (the term of which exceeds three years) with any lender or investor (not including the Company or any Restricted Subsidiary) involving any real property constituting all or part of any Principal Property, unless either (i) Debt secured by a Lien on the Principal Property or part thereof to be leased in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and leaseback transaction could be created under the limitation on secured liens referred to in Section 5.11 hereof without equally and ratably securing the Note as contemplated by that limitation or (ii) the Company or such Restricted Subsidiary applies or causes to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale) and, in the case of a sale otherwise than for cash, an amount equal to the fair value (as determined by the Board of Directors of the Company and evidenced by a Board Resolution (as hereinafter defined)) of the Principal Property so leased to the retirement, within 120 days after the effective date of such sale and leaseback transaction, of Debt of the Company or a Restricted Subsidiary (other than Debt that is subordinate in right of payment to the Note or which is owing to the Company or a Restricted Subsidiary).

           5.13 LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment (as hereinafter defined) if, at the time of such Restricted Payment, or after giving effect thereto, (i) an Event of Default or declared default thereunder shall have occurred and be continuing or (ii) the aggregate amount expended for all Restricted Payments, including such Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment as determined in good faith by the Board of Directors of the Company), subsequent to July 2, 1994 shall exceed the sum of (a) $15,000,000 plus (b) 75% of the aggregate Consolidated Net Income (as hereinafter defined) (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned subsequent to July 2, 1994 and on or prior to the last day of the fiscal quarter ending immediately prior to the date of such Restricted Payment plus (c) 100% of the aggregate net proceeds, including the fair value of property other than cash (determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution), from the issuance of Capital Stock (as hereinafter defined) (other than Disqualified Stock (as hereinafter defined)) of the Company and options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company. For the purposes of this section, Restricted Payment means (i) any declaration or payment of any dividend or other distribution in respect of any Capital Stock of the Company, including pursuant to a merger or consolidation of the Company but excluding any dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company, (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or any Related Person of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person (as hereinafter defined) of the Company or (iii) any purchase, redemption, defeasance, or other acquisition or retirement prior to scheduled maturity of any installment of any Debt that is subordinate to the Note.

      The foregoing provision shall not be violated by reason of (i) the payment of any dividend on Capital Stock within 60 days after the declaration thereof if, on the date such dividend was declared, such payment would have complied with the foregoing provision, (ii) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or the purchase, defeasance, acquisition or retirement of Debt of the Company which is subordinate to the Note out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company; provided that the amount of such net proceeds applied to such redemption, repurchase, retirement, acquisition, purchase or defeasance shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the immediately preceding paragraph, (iii) the acquisition by the Company of its Capital Stock (or, in the case of clause (C) below, warrants, rights or options to purchase or acquire shares of its Capital Stock) (A) to eliminate fractional shares,
(B) from any shareholder who, by reason of dissent from any corporate action, is entitled under applicable law to be paid the fair market value of his shares or (C) from an employee who has purchased or otherwise acquired such shares, warrants, rights or options from the Company or a Subsidiary of the Company under an agreement permitting or obligating the Company or a Subsidiary of the Company to repurchase such shares, warrants, rights or options, but in no event for a price greater than the higher of the fair market value thereof or the price at which they were sold by the Company or such Subsidiary, provided that the aggregate amount paid by the Company subsequent to the issuance of the Series 1994 Bonds pursuant to subclauses
(A), (B), and (C) shall not exceed $5,000,000, or (iv) the redemption, repurchase, retirement or other acquisition by the Company of Founder's Stock (as hereinafter defined). The declaration of each dividend paid in accordance with clause (i) above shall be counted for purposes of computing the aggregate amount expended for all Restricted Payments pursuant to the preceding paragraph, but any payment pursuant to clause (ii), (iii) or (iv) above shall not be so counted.

           "Attributable Debt" as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation (as hereinafter defined), and at any date as of which the amount thereof is to be determined, means the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Debt" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear as a liability on the face of a balance sheet of such Person as of such date in accordance with generally accepted accounting principles.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

           "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

           "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

           "Consolidated Net Income" is the consolidated net income of the Company and its subsidiaries for the period in question, determined in accordance with generally accepted accounting principles.

           "Consolidated Net Tangible Assets" is the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its Consolidated Subsidiaries (as hereinafter defined), all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

           "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles.

           "Debt" is indebtedness for money borrowed.

           "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Note.

           "Founder's Stock" means any and all shares of common stock of the Company owned or thereafter acquired by Harold E. Thomas, Phyllis E. Thomas, Arthur L. Troutner or Katherine Troutner. The amount of Founder's Stock outstanding as of the date hereof is approximately 2 million shares. The quoted sales prices (closing) of the Company's common stock during 1993 ranged from a low of $11-7/16 to a high of $32-3/4.

           "Lien" is any mortgage, pledge, lien or other encumbrance.

           "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Principal Property" is any manufacturing plant or facility located within the United States of America (other than its territories and possessions) and owned by the Company or any Subsidiary, unless, in the opinion of the Board of Directors and set forth in a Board Resolution, such plant or facility is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.

           "Related Person" of any Person means any other Person directly or indirectly owning (a) 25% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 25% or more of the equity interest in such Person) or (b) 25% or more of the combined voting power of the Voting Stock of such Person.

           "Restricted Subsidiary" is a Subsidiary which owns or leases any Principal Property.

           "Subsidiary" is a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

           "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

           Section 5.14 CREDIT RATING OF OUTSTANDING BONDS. Upon an assignment by a nationally recognized ratings service of an investment grade credit rating to any bonds, notes, or other forms of indebtedness of the Company, the Company, at its own expense, also shall apply for an investment grade credit rating of the outstanding Bonds from a nationally recognized ratings service.

                   VI.  Events of Default and Remedies.

           Section 6.1 EVENTS OF DEFAULT. Each of the following events is hereby defined as, and is declared to be and to constitute, an "Event of Default":

                 (a) failure by the Company to make any payment on the Notes as required to be made pursuant to Section 4.2 or 4.4 hereof when the same is due; or

                 (b) failure by the Company to observe and perform any other covenant, condition or agreement on its part to be observed or performed under this Agreement or the Notes for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, given to the Company and the Guarantor by the Trustee; provided, that if such failure is of such nature that it can be corrected (as agreed to by the Trustee), but not within such period, the same shall not constitute an Event of Default so long as the Company institutes prompt corrective action and is diligently pursuing same; or

                 (c)   if the Company or the Guarantor

                       (1) admits in writing its inability to pay its debts generally as they become due, or

                       (2) files a petition to be adjudicated a voluntary bankrupt in bankruptcy or a similar petition under any insolvency act, or

                       (3) makes a general assignment for the benefit of its creditors, or

                       (4) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

                 (d) if the Company or the Guarantor files a petition or answer seeking reorganization or arrangement of the Company or the Guarantor under the federal bankruptcy laws or any other applicable law or statute; or

                 (e) if the Company or the Guarantor, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Company or the Guarantor, a receiver or trustee of the Company or the Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the Company or the Guarantor under the federal bankruptcy laws or any other applicable law or statute, and such adjudication, order or decree shall not be vacated or set aside or stayed within 90 days from the date of the entry thereof; or

                 (f) an event of default under any other financing agreement or note evidencing a debt obligation of the Company in an aggregate principal amount of $10,000,000 which results in an acceleration of the payment of such debt; or

                 (g) if an event of default under the provisions of the Guaranty, as defined in the Indenture, occurs, or;

                 (h) if for any reason the Bonds shall be declared due and payable by acceleration in accordance with Section 9.02 of the Indenture;

then and in each and every such case and during the continuance thereof, the Issuer or the Trustee, by notice in writing to the Company and to the Guarantor, may declare all sums which the Company is obligated to pay hereunder and under the Notes to be due and payable immediately, and upon any such declaration the same shall become and be immediately due and payable, anything in this Agreement or the Notes to the contrary notwithstanding.

           In case such declaration shall have been annulled in accordance with Section 9.02 of the Indenture, or in case the Issuer or the Trustee shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, then and in every such case the Company, the Issuer and the Trustee shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company, the Issuer and the Trustee shall continue as though no such proceeding had been taken, but subject to the limitations of any such adverse determination.

           Section 6.2 PAYMENT ON DEFAULT; SUIT THEREFOR. The Company covenants that, in case default shall be made in the payment of any amount due under this Agreement or under the Notes as and when the same shall become due and payable, whether at maturity or by declaration of acceleration or otherwise, then, upon demand of the Issuer or the Trustee, the Company will pay to the Trustee the whole amount of the Notes that then shall have become due and payable with interest at the rates provided in the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorney and counsel, and any expenses or liabilities incurred by the Issuer other than through its gross negligence, bad faith or willful misconduct or the Trustee other than through its negligence, bad faith or willful misconduct.

           In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company the moneys adjudged or decreed to be payable.

           In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or the Guarantor or in the case of any other similar judicial proceedings relative to the Company or the Guarantor, or to the creditors or property of the Company or the Guarantor, the Issuer or the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of the Notes and interest owing and unpaid in respect thereof and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Issuer or the Trustee allowed in such judicial proceedings relative to the Company or the Guarantor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

           Section 6.3 CUMULATIVE RIGHTS. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement or the Notes is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Notes or now or hereafter existing at law or in equity or by statute provided there is no duplication of recovery. No waiver by the Issuer or the Trustee of any breach by the Company of any of its obligations, agreements or covenants hereunder or under the Notes shall be a waiver of any subsequent breach, and no delay or omission to exercise any right or power shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.


                           VII.  Miscellaneous.

           Section 7.1 NOTICES. Notice hereunder shall be given in writing, either by registered mail, return receipt requested, to be deemed effective upon receipt, or by telegram, confirmed in writing, addressed as follows:

           The Issuer -           County of Perry, Kentucky
                             Courthouse, 481 Main Street
                             Hazard, Kentucky 41701
                             Attention:  County Judge/Executive

           The Company -     TJ International, Inc.
                             380 E. Park center Blvd., Suite 300
                             Boise, Idaho 83708
                             Attention:  Corporate Secretary


           The Guarantor -   Trus Joist MacMillan a Limited Partnership
                             200 east Mallard
                             Boise, Idaho 83706
                             Attention:  General Partner

           The Trustee -          West One Bank, Idaho
                             101 South Capitol Boulevard
                             Boise, Idaho 83702
                             Attention: Corporate Trust


or such other address as may be filed in writing with the parties to this Agreement and with the Trustee.

           Section 7.2 ASSIGNMENTS. This Agreement may be assigned by the Company without the consent of the Issuer and the Trustee provided that under such assignment, the Company shall remain primarily liable for any of its obligations under the Agreement and the Notes and such assignment shall not effect the compliance of the Project with the public purposes of the Act. Notwithstanding the foregoing, no merger or consolidation permitted under
Section 5.2 hereof shall be deemed to be an assignment for purposes of this
Section 7.2.

           Section 7.3 ILLEGAL. ETC. PROVISIONS DISREGARDED. In case any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, this Agreement shall be construed as if such provision had never been contained herein.

           Section 7.4 APPLICABLE LAW. This Agreement has been delivered in the Commonwealth and shall be deemed to be governed by, and interpreted under, the laws of the Commonwealth.

           Section 7.5 AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the parties and, if such amendment occurs after the issuance of any of the Bonds, consented to by the Trustee for the holders of Bonds, in accordance with Section 12.03 of the Indenture.

           Section 7.6 AMOUNTS REMAINING IN BOND FUND OR CONSTRUCTION FUND.
It is agreed by the parties that any amounts remaining in the Bond Fund or the Construction Fund established under the Indenture upon expiration or sooner termination of the Agreement term, as provided in this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), of the fees, charges and expenses of the Trustee and the Issuer, shall belong to and be paid to the Company by the Trustee as overpayment of the amounts due under the Notes, in accordance with Section 13.01 of the Indenture.

           Section 7.7 TERM OF AGREEMENT. This Agreement shall become effective upon its delivery and shall continue in effect until all Bonds have been paid or provision for such payment has been made in accordance with the Indenture.

           Section 7.8 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of maturity of interest on or principal of any Note or the date fixed for prepayment of any Note or the date fixed for the giving of any notice hereunder shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest, premium, if any, or principal or the giving of notice need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption or prepayment or the giving of notice, and no interest in such payment shall accrue for the period after such date.

            IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants set forth herein and intending to be legally bound, have caused this Agreement to be executed and delivered as of the date first written above.

                                  COUNTY OF PERRY, KENTUCKY


Attest:  /s/ Betty Turner               By: /s/ Sherman Neace
         ----------------                   -----------------
         Fiscal Court Clerk                 County Judge/Executive

                                  TJ INTERNATIONAL, INC.

Attest:          /s/ Richard B. Drury         By:   /s/ Valerie Heusinkveld
                 --------------------               -----------------------
Name:                                         Name:
                 --------------------               ------------------------
Title:           CORPORATE SECRETARY          Title: VICE PRESIDENT, FINANCE
                                                     & CHIEF FINANCIAL OFFICER

                                 SCHEDULE A

THE PROJECT

      The Project consists of certain equipment, structures and related systems and facilities which shall comprise the sewage and solid waste disposal components of a laminated strand lumber production facility in the County of Perry, Kentucky, including the sewage and solid waste processing components of the log processing facility, the strander area, the billet processing area, the waste wood disposal system and the sanitary waste facility of the laminated strand lumber production facility.


ESTIMATED PROJECT COST
      Qualifying Project Facility Costs . . . . . . . . . . . .$39,896,846
      Net Interest During Construction. . . . . . . . . . . . .  1,715,620
      Insubstantial Portion Costs . . . . . . . . . . . . . . .  1,017,534
      Costs of Issuance - Bonds . . . . . . . . . . . . . . . .    870,000
      Total Use of Proceeds                                    -----------
                                                               -----------
                                                               $43,500,000

                                 SCHEDULE B


                          TJ INTERNATIONAL, INC.
                         SOLID WASTE DISPOSAL NOTE
                        (County of Perry, Kentucky)
                                Series 1994


           TJ INTERNATIONAL, INC. (the "Company"), a Delaware corporation, for value received, promises to pay to the order of West One Bank, Idaho, Boise, Idaho (the "Trustee"), as trustee under the Trust Indenture dated as of June 1, 1994 (the "Indenture") between the County of Perry, Kentucky (the "Issuer") and the Trustee, the principal sum of $43,500,000 on June 1, 2024, with interest on the outstanding balance, payable on June 1 and December 1 of each year commencing December 1, 1994, at the rate of 7.00% per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months), until payment of such principal has been made or provided for.

           This Note is subject to prepayment at the option of the Company upon at least 30 days prior written notice to the Trustee, in whole, or in part in multiples of $100,000, on any date or after June 1, 2004, any such prepayment to be made at the applicable prepayment price shown below as a percentage of the principal amount thereof, plus interest accrued to the date of prepayment:



PREPAYMENT PERIOD                             PREPAYMENT PRICE
- - -----------------                             ----------------
June 1, 2004 through May 31, 2005                  102%
June 1, 2005 through May 31, 2006                  101
June 1, 2006 and thereafter                        100


           This Note is subject to prepayment in whole on any date, at a prepayment price equal to 100% of the unpaid principal amount, plus interest accrued to the prepayment date, if one or more of the following events shall have occurred:

                 (a) the damage or destruction of all or substantially all of the Project (as hereinafter defined) or the plant at which such Project is located to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or

                 (b) the condemnation (or sale under threat of condemnation) of all or substantially all of the Project or such plant or the taking by condemnation of any part, use or control of the Project or such plant as to render it unsatisfactory to the Company for its intended use; or

                 (c) in the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Project or the operation thereof, including, but without being limited to, federal, state or other ad valorem, property, income or other taxes, not being imposed on the date of the Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

                 (d) by reason of unforeseen change in use of the Project as a "solid waste disposal facility" within the meaning of Section 142(a)(6) of the Internal Revenue Code of 1986 the interest payable by the Company under the Agreement (as hereinafter defined) is no longer deductible by the Company for Federal income tax purposes.

           The Company's right to prepay this Note as a result of unforeseen change in use of the Project will survive defeasance of the Series 1994 Bonds, as hereinafter defined.

           If the Trustee notifies the Company that an event has occurred which makes the Issuer's Solid Waste Disposal Revenue Bonds (TJ International Project), Series 1994 (the "Series 1994 Bonds") subject to redemption pursuant to the provisions described under the caption SPECIAL MANDATORY REDEMPTION in the form of the Series 1994 Bond, the Company shall, on or before the proposed redemption date for the Series 1994 Bonds, pay to the Trustee the whole or appropriate portion of the unpaid principal amount of this Note with interest accrued to the proposed redemption date. The whole or appropriate portion of the unpaid principal of this Note, with interest accrued to the date of payment, shall be paid by the Company to the Trustee on the date specified in a notice from the Trustee. Defeasance of the Series 1994 Bonds shall release the Company of its obligation with regard to Special Mandatory Redemption.

           This Note is subject to mandatory prepayment by the Company prior to its scheduled payment, in whole at a prepayment price of 100% of the principal amount thereof, on the earliest practicable date selected by the Trustee pursuant to the Indenture upon the occurrence of a dissolution of Trus Joist MacMillan a Limited Partnership ("Trus Joist MacMillan") as permitted under the terms of the limited partnership agreement between the Company, as general partner, and MacMillan Bloedel of America Inc., as limited partner of Trus Joist MacMillan, except for such dissolution, consolidation or merger as otherwise permitted by the terms of the Agreement (as hereinafter defined).

           Upon receipt of notice of optional prepayment and at the time of giving notice of a mandatory prepayment, the Trustee shall take all action necessary under the Indenture to redeem Bonds in an amount corresponding to that specified in the notice.

           If, for any reason, the amounts specified above are not sufficient to make corresponding payments of principal or redemption price of, and interest on, all of the Issuer's Series 1994 Bonds, when such payments are due, the Company shall pay as additional amounts due hereunder, the amounts required from time to time to make up any such deficiency. Whenever payment or provision therefor has been made in respect of the principal or redemption price of, and interest on all such Series 1994 Bonds in accordance with the Indenture, this Note shall be deemed paid in full and shall be canceled and returned to the Company.

           All payments of principal, prepayment premium, if any, and interest shall be made to the Trustee at its principal corporate trust office in Boise, Idaho, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All payments shall be in the full amount required hereunder unless the Trustee notifies the Company that it is entitled to a credit under the Agreement or the Indenture.

           This Note is issued pursuant to a certain Loan Agreement (the "Agreement") dated as of June 1, 1994 between the Issuer and the Company relating to the financing of a solid waste disposal facility (the "Project"). Additional similar Notes may be issued as provided in the Agreement. The obligations of the Company to make the payments required hereunder shall be absolute and unconditional without defense or set-off by reason of any default by the suppliers under the Construction Contracts defined in the Agreement or by the Issuer under the Agreement or under any other agreement between the Company and the Issuer or for any other reason, including without limitation, failure to complete the Project, loss or impairment of the Construction Fund, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with the Agreement, it being the intention of the Company and the Issuer that the payments hereunder will be paid in full when due without any delay or diminution whatsoever.

           In case one or more of the Events of Default specified in
Section 6.1 of the Agreement shall have occurred and be continuing, then and in each and every such case, the Trustee, by notice in writing to the Company, may declare the unpaid balance of this Note to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Series 1994 Bonds has been declared to be due and payable, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Note or in the Agreement to the contrary notwithstanding.

           In case the Trustee shall have proceeded to enforce its rights under this Note or the Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their respective positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

           In case the Company shall fail forthwith to pay all amounts due hereunder and under the Agreement upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect, in the manner provided by law out of the property of the Company, the moneys adjudged or decreed to be payable.

           IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.



Dated:  June 1, 1994                          TJ INTERNATIONAL, INC.



                                        By: __________________________
                                              Vice President

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                          COUNTY OF PERRY, KENTUCKY




                                     to




                            WEST ONE BANK, IDAHO,
                                 as Trustee






                               TRUST INDENTURE



                          Dated as of June 1, 1994


- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------




                     Solid Waste Disposal Revenue Bonds
                         (TJ International Project)

                              TABLE OF CONTENTS
                              -----------------

                                                                       Page
RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
FORM OF SERIES 1994 BOND. . . . . . . . . . . . . . . . . . . . . . . . . 2
FORM OF TRUSTEE'S CERTIFICATION OF AUTHENTICATION . . . . . . . . . . . . 8
FORM OF ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
GRANTING CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
HABENDUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11



ARTICLE I. - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE II. - THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . .14

      Section 2.01.  Amounts and Terms - Series 1994 Bonds
                     and Other Series . . . . . . . . . . . . . . . . .  14
      Section 2.02.  Interest Accrual . . . . . . . . . . . . . . . . .  15
      Section 2.03.  Registered Bonds Required; Bond Registrar
                     and Bond Register. . . . . . . . . . . . . . . . .  15
      Section 2.04.  Registration, Transfer and Exchange. . . . . . . .  16
      Section 2.05.  Execution. . . . . . . . . . . . . . . . . . . . .  16
      Section 2.06.  Authentication . . . . . . . . . . . . . . . . . .  17
      Section 2.07.  Payment of Principal and Interest; Interest
                     Rights Preserved . . . . . . . . . . . . . . . . .  17
      Section 2.08.  Persons Deemed Owners. . . . . . . . . . . . . . .  17
      Section 2.09.  Mutilated, Destroyed, Lost or Stolen Bonds . . . .  18
      Section 2.10.  Temporary Bonds. . . . . . . . . . . . . . . . . .  18
      Section 2.11.  Cancellation and Destruction of Surrendered Bonds.  19
      Section 2.12.  Book-Entry Only System . . . . . . . . . . . . . .  19

ARTICLE III. - ISSUE OF BONDS . . . . . . . . . . . . . . . . . . . . . .20

      Section 3.01.  Issue of Series 1994 Bonds . . . . . . . . . . . .  20
      Section 3.02.  Issue of Additional Bonds. . . . . . . . . . . . .  20
      Section 3.03.  Disposition of Proceeds of Bonds . . . . . . . . .  22

ARTICLE IV. - PROJECT CONSTRUCTION. . . . . . . . . . . . . . . . . . . .23

      Section 4.01.  Establishment of Construction Fund . . . . . . . .  23
      Section 4.02.  Payments from Construction Fund. . . . . . . . . .  23
      Section 4.03.  Procedure Upon Completion of Project . . . . . . .  24

                                      -i-



ARTICLE V. - REVENUES AND APPLICATION THEREOF . . . . . . . . . . . . . .24

      Section 5.01.  Revenues to Be Paid Over to Trustee. . . . . . . .  24
      Section 5.02.  Bond Fund. . . . . . . . . . . . . . . . . . . . .  25
      Section 5.03.  Sinking Funds. . . . . . . . . . . . . . . . . . .  25
      Section 5.04.  Revenues to Be Held for All Bondholders;
                     Certain Exceptions . . . . . . . . . . . . . . . .  25

ARTICLE VI. - INVESTMENT OF FUNDS . . . . . . . . . . . . . . . . . . . .26

      Section 6.01.  Investment of Funds. . . . . . . . . . . . . . . .  26

ARTICLE VII. - REDEMPTION OF BONDS. . . . . . . . . . . . . . . . . . . .27

      Section 7.01.  Bonds Subject to Redemption; Selection
                     of Bonds to be Called for Redemption . . . . . . .  27
      Section 7.02.  Notice of Redemption . . . . . . . . . . . . . . .  27
      Section 7.03.  Payment of Redemption Price. . . . . . . . . . . .  28
      Section 7.04.  Bonds Redeemed in Part . . . . . . . . . . . . . .  28
      Section 7.05.  Bond Redemption Fund for Refunding Issues. . . . .  29

ARTICLE VIII. - COVENANTS OF THE ISSUER . . . . . . . . . . . . . . . . .29

      Section 8.01.  Power and Authority of the Issuer. . . . . . . . .  29
      Section 8.02.  Payment of Principal of and Premium, if any,
                     and Interest on the Bonds; Appointment of
                     Paying Agent . . . . . . . . . . . . . . . . . . .  29
      Section 8.03.  Corporate Existence; Compliance with Laws. . . . .  30
      Section 8.04.  Enforcement of Agreement; Prohibition Against
                     Amendments; Notice of Default. . . . . . . . . . .  30
      Section 8.05.  Further Assurances . . . . . . . . . . . . . . . .  30
      Section 8.06.  Bonds Not to Become Arbitrage Bonds. . . . . . . .  30
      Section 8.07.  Perfection of Security Interest. . . . . . . . . .  30

ARTICLE IX. - EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . .31

      Section 9.01.  Events of Default Defined. . . . . . . . . . . . .  31
      Section 9.02.  Acceleration and Annulment Thereof . . . . . . . .  31
      Section 9.03.  Other Remedies . . . . . . . . . . . . . . . . . .  32
      Section 9.04.  Legal Proceedings by Trustee . . . . . . . . . . .  32
      Section 9.05.  Discontinuance of Proceedings by Trustee . . . . .  32
      Section 9.06.  Bondholders May Direct Proceedings . . . . . . . .  32
      Section 9.07.  Limitations on Actions by Bondholders. . . . . . .  32
      Section 9.08.  Trustee May Enforce Rights
                     Without Possession of Bonds. . . . . . . . . . . .  33

                                      -ii-


      Section 9.09.  Delays and Omissions Not to Impair Rights. . . . .  33
      Section 9.10.  Application of Moneys in Event of Default. . . . .  33
      Section 9.11.  Trustee and Bondholders Entitled to All
                     Remedies Under Act; Remedies Not Exclusive . . . .  34
      Section 9.12.  Trustee's Right to Receiver. . . . . . . . . . . .  34


ARTICLE X. - THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .34

      Section 10.01.  Acceptance of Trust . . . . . . . . . . . . . . .  34
      Section 10.02.  No Responsibility for Recitals, etc . . . . . . .  34
      Section 10.03.  Trustee May Act Through Agents; Answerable
                      Only for Willful Misconduct or Negligence . . . .  35
      Section 10.04.  Compensation and Indemnity. . . . . . . . . . . .  35
      Section 10.05.  Notice of Default; Right to Investigate . . . . .  35
      Section 10.06.  Obligation to Act on Defaults . . . . . . . . . .  35
      Section 10.07.  Reliance on Requisition, Counsel, etc . . . . . .  36
      Section 10.08.  Trustee May Own Bonds . . . . . . . . . . . . . .  36
      Section 10.09.  Construction of Ambiguous Provisions. . . . . . .  36
      Section 10.10.  Resignation of Trustee. . . . . . . . . . . . . .  36
      Section 10.11.  Removal of Trustee. . . . . . . . . . . . . . . .  36
      Section 10.12.  Appointment of Successor Trustee. . . . . . . . .  36
      Section 10.13.  Qualification of Successor. . . . . . . . . . . .  37
      Section 10.14.  Instruments of Succession . . . . . . . . . . . .  37
      Section 10.15.  Merger of Trustee . . . . . . . . . . . . . . . .  37
      Section 10.16.  Appointment of Co-Trustee . . . . . . . . . . . .  37

ARTICLE XI. - ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF
BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

      Section 11.01.  Acts of Bondholders; Evidence of Ownership. . . .  38

ARTICLE XII. - AMENDMENTS AND SUPPLEMENTS . . . . . . . . . . . . . . . .38

      Section 12.01.  Amendments and Supplements Without
                     Bondholders' Consent . . . . . . . . . . . . . . .  38
      Section 12.02.  Amendments With Bondholders' Consent. . . . . . .  39
      Section 12.03.  Amendment of Agreement. . . . . . . . . . . . . .  39
      Section 12.04.  Trustee Authorized to Join in Amendments
                     and Supplements; Reliance on Counsel . . . . . . .  39

ARTICLE XIII. - DEFEASANCE. . . . . . . . . . . . . . . . . . . . . . . .40

      Section 13.01.  Defeasance. . . . . . . . . . . . . . . . . . . .  40

                                      -iii-


ARTICLE XIV. - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . .41

      Section 14.01.  No Personal Recourse. . . . . . . . . . . . . . .  41
      Section 14.02.  Deposit of Funds for Payment of Bonds . . . . . .  41
      Section 14.03.  No Rights Conferred on Others . . . . . . . . . .  41
      Section 14.04.  Illegal, etc. Provisions Disregarded. . . . . . .  42
      Section 14.05.  Substitute Notice . . . . . . . . . . . . . . . .  42
      Section 14.06.  Notices to Trustee and Issuer . . . . . . . . . .  42
      Section 14.07.  Successors and Assigns. . . . . . . . . . . . . .  42
      Section 14.08.  Headings for Convenience Only . . . . . . . . . .  42
      Section 14.09.  Counterparts. . . . . . . . . . . . . . . . . . .  42
      Section 14.10.  Credits on Notes. . . . . . . . . . . . . . . . .  42
      Section 14.11.  Payments Due On Saturdays, Sundays and
      Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
      Section 14.12.  Applicable Law. . . . . . . . . . . . . . . . . .  43
      Section 14.13.  Limited Liability of Issuer . . . . . . . . . . .  43

EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

EXHIBIT A - DTC Letter of Representations


            TRUST INDENTURE dated as of June 1, 1994, between the COUNTY OF PERRY, KENTUCKY (the "Issuer"), a county and political subdivision of the Commonwealth of Kentucky (the "Commonwealth") and WEST ONE BANK, IDAHO, as Trustee (the "Trustee"), a state chartered banking corporation, having its principal corporate trust office in Boise, Idaho.


                                 BACKGROUND:

            A. In furtherance of the statutory purposes of KRS 103.200 et. seq., as amended (the "Act"), the Issuer has entered into a Loan Agreement dated as of June 1, 1994 (the "Agreement") with TJ International, Inc. (the "Company") providing for the financing by the Issuer of a project (the "Project") consisting of the construction of the sewage and solid waste disposal components of a production facility for the manufacturer of engineered lumber for the construction of wood joists and related products, more particularly described in Schedule A of the Agreement and located in Perry County, Kentucky to be operated by Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership, as beneficial owner of the Project and guarantor (the "Guarantor") of the 1994 Series Bonds, as hereinafter defined. The Company is the managing general partner of the Guarantor. The Issuer and the Company intend that the components of the Project will constitute sewage facilities or solid waste disposal facilities for the purposes of the Internal Revenue Code of 1986, as amended. The Issuer has found that the financing of the Project will promote the economic development of the Commonwealth of Kentucky, relieve conditions of unemployment, encourage the increase of industry in the Commonwealth and aid in the retention of existing industry through the control of pollution, and the Issuer having found in its Bond Ordinance, as hereinafter defined, enacted on May 17, 1994, that the issuance of bonds on behalf of the Company will accomplish those purposes.

            B. The Agreement provides that to finance the Project, the Issuer will issue and sell its Solid Waste Disposal Revenue Bonds (TJ International Project), and will loan the proceeds thereof to the Company to be repaid in an amount equal to the principal of such Bonds, plus interest and applicable premium thereon, over the life of such Bonds, payable in installments equal to payments of the debt service on such Bonds together with redemption premiums, if any.

            C. To provide the funds needed for the acquisition and construction of the Project, the Issuer has duly authorized the issuance and sale of Solid Waste Disposal Revenue Bonds (TJ International Project), Series 1994 in the aggregate principal amount of $43,500,000 (the "Series 1994 Bonds").

            D. The execution and delivery of this Trust Indenture (the "Indenture") have been in all respects duly and validly authorized by the Bond Ordinance duly enacted by the Fiscal Court of the Issuer, a duly certified copy of which has been delivered to the Trustee.

            E. The Series 1994 Bonds are to be in substantially the following form:

                          [FORM OF SERIES 1994 BOND]

No. AR-
$

                               [TEXT OF FACE]

                          UNITED STATES OF AMERICA

                          COMMONWEALTH OF KENTUCKY

                          COUNTY OF PERRY, KENTUCKY

                     SOLID WASTE DISPOSAL REVENUE BONDS
                         (TJ International Project)
                                 Series 1994

  INTEREST RATE       MATURITY DATE         ORIGINAL DATE         CUSIP
  -------------       -------------         -------------         -----

      ___%            _____________         June 1, 1994           _____


                         [NAME OF REGISTERED OWNER]
                     ----------------------------------

Principal Sum:                                                      DOLLARS
- - ---------------------------------------------------------------------------

            The COUNTY OF PERRY, KENTUCKY (the "Issuer"), a county and political subdivision of the Commonwealth of Kentucky, for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the registered owner hereof, or registered assigns, on the Maturity Date specified above unless this Bond shall have been duly called for previous redemption in whole or in part, upon surrender hereof, the principal sum as specified above and to pay to the registered owner hereof (but only out of the sources hereinafter mentioned) interest thereon at the Interest Rate per annum (computed on the basis of a 360-day year containing twelve (12) 30-day months) shown above until payment of said principal sum has been made or provided for, on each June 1 and December 1 commencing on the first such interest payment date after the date hereof, and, to the extent permitted by law, to pay interest on overdue interest at the same rate per annum. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture referred to below, be paid to the person in whose name this Bond is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day
(whether or not a business day) of the calendar month next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than 10 days prior to such Special
Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in said Indenture. Principal, premium, if any, and interest shall be paid at the principal corporate trust office of West One Bank, Idaho, Boise, Idaho, or at the duly designated office of any duly appointed alternate or successor paying agent, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts, provided that interest may be paid by check or draft drawn upon any such paying agent and mailed to the person entitled thereto at his address as it appears on the Bond registry books of the Issuer maintained by the Trustee.

            This Bond is one of a duly authorized series (the "Series 1994 Bonds") limited in aggregate principal amount to $43,500,000 executed under a Trust Indenture dated as of June 1, 1994 (the "Indenture") between the Issuer and West One Bank, Idaho, as Trustee (the "Trustee"), to accomplish the public purposes of Chapter 103.200 et. seq., as amended, of the Kentucky Revised Statutes (the "Act") by aiding in the financing of a project consisting of the acquisition and construction of sewage and solid waste disposal components of a production facility for the manufacture of engineered lumber used in the construction of wood joists and related products located in Perry County, Kentucky (the "Project") to be operated by Trus Joist MacMillan a Limited Partnership as beneficial owner of the Project and guarantor (the "Guarantor") of the Series 1994 Bonds as hereinafter described. The Project is being financed pursuant to the provisions of a certain Loan Agreement dated as of June 1, 1994 (the "Agreement") between the Issuer and TJ International, Inc., a Delaware corporation (the "Company"). The Company is the managing general partner of the Guarantor.

            AS REQUIRED BY THE ACT, THIS BOND SHALL NOT BE A GENERAL OBLIGATION OF THE ISSUER AND SHALL BE PAYABLE SOLELY FROM THE REVENUES DERIVED FROM THE PROJECT, AND NEITHER THE BONDS, THE INTEREST OR PREMIUM, IF ANY, THEREON, NOR COSTS INCIDENT THERETO SHALL CONSTITUTE NOR GIVE RISE TO A PECUNIARY LIABILITY OF THE ISSUER OR A CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE ISSUER, THE COMMONWEALTH OF KENTUCKY OR ANY POLITICAL SUBDIVISION THEREOF. THIS BOND SHALL NOT CONSTITUTE AN INDEBTEDNESS OF THE ISSUER WITHIN ANY CONSTITUTIONAL OR STATUTORY LIMITATION.

            If the Issuer deposits or causes to be deposited with the Trustee funds sufficient to pay the principal of any Bonds becoming due at maturity, by call for redemption, or otherwise, together with the premium, if any, and interest accrued to the due date, interest on such Bonds will cease to accrue on the due date, and thereafter the owners will be restricted to the funds so deposited as provided in the Indenture.

            The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, except as provided in the Indenture. If an Event of Default as defined in the Indenture occurs, the principal of all Bonds issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

            No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any director, officer, agent or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

            This Bond is not valid unless the Trustee's Certificate of Authentication endorsed hereon is duly executed.

            The Series 1994 Bonds are payable solely from payments to be made by the Company on one or more unsecured Solid Waste Disposal Notes (the "Notes") required to be issued pursuant to the Agreement and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any other property now or hereafter owned by it. Under the Agreement, no mortgage lien or security interest in the Project has been or will be created in favor of the Trustee or owners of the Series 1994 Bonds. The Issuer has assigned to the Trustee all rights of the Issuer under the Agreement and the Notes except the Issuer's rights to payment of expenses and indemnification. The payment of the principal of and premium, if any, and interest on the Series 1994 Bonds has been guaranteed by the Guarantor pursuant to a Guaranty dated as of June 1, 1994 (the "Guaranty") delivered by the Guarantor to the Trustee. Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably as to principal, premium, if any, and interest with all other Bonds issued and to be issued under the Indenture, to which reference is made for a description of the security pledged for payment of the Bonds; the rights of the owners of the Bonds; the rights and obligations of the Issuer; the rights, duties and obligations of the Trustee; the provisions relating to amendments to and modifications of the Indenture; and the terms and conditions upon which additional Bonds may be issued thereunder. Such additional Bonds may be issued by the Issuer to finance additional facilities under the Agreement and to refund all or any part of the Series 1994 Bonds or the Bonds of another series. The owner of this Bond shall have no right to enforce the provisions of the Indenture, the Notes or the Agreement or institute action to enforce the covenants thereof or rights or remedies thereunder except as provided in the Indenture.

            OPTIONAL REDEMPTION IN WHOLE OR IN PART. The Series 1994 Bonds are subject to redemption prior to maturity by the Issuer at the request of the Company, in whole or in part, on any date on or after June 1, 2004, from the Bond Fund established under the Indenture and from moneys otherwise available for such purpose, and if in part by lot. Such redemptions are to be made at the applicable redemption price shown below as a percentage of the principal amount thereof, plus interest accrued to the redemption date:


                                                            OPTIONAL
                REDEMPTION PERIOD                       REDEMPTION PRICE
                -----------------                       -----------------
    June 1, 2004 through May 31, 2005                         102%
    June 1, 2005 through May 31, 2006                         101
    June 1, 2006 and thereafter                               100


            EXTRAORDINARY OPTIONAL REDEMPTION IN WHOLE. The Series 1994 Bonds are subject to redemption in whole on any date, upon the exercise by the Company of its option to prepay its Solid Waste Disposal Note, Series 1994, in the principal amount of $43,500,000 (the "Series 1994 Note"), at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date, if one or more of the following events shall have occurred:

                 (a) the damage or destruction of all or substantially all of the Project or the plant at which the Project is located to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or

                 (b) the condemnation (or sale under threat of condemnation) of all or substantially all of the Project or such plant or the taking by condemnation of any part, use or control of the Project or such plant as to render it unsatisfactory to the Company for its intended use; or

                 (c) in the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Project or the operation thereof, including, but without being limited to, federal, state or other ad valorem, property, income or other taxes, not being imposed on the date of the Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

                 (d) by reason of unforeseen change in use of the Project as a "solid waste disposal facility" within the meaning of Section 142(a)(6) of the Code the interest payable by the Company under the Agreement is no longer deductible by the Company for Federal income tax purposes.

            The Company's right to cause extraordinary optional redemption of the Series 1994 Bonds as a result of unforeseen changes in the use of the Project will survive defeasance of such Bonds.

            SPECIAL MANDATORY REDEMPTION. The Series 1994 Bonds are subject to mandatory redemption by the Issuer prior to their scheduled maturity, in whole, on the earliest practicable date selected by the Trustee pursuant to the Indenture but in no event later than the latter of 180 days following the occurrence of, or 60 days following the receipt by the Trustee of notice of the occurrence of, a Determination of Taxability. In the event of any such mandatory redemption, the Series 1994 Bonds outstanding at the time of the Determination of Taxability (except those for which notice of redemption shall have been given prior to the Determination of Taxability) shall be redeemed at a redemption price of 100% of the principal amount thereof, plus accrued interest thereon to the date fixed for redemption. As used herein, a "Determination of Taxability" shall mean one of the following determinations, made in regard to Section 103 of the Internal Revenue Code, as then in effect, to the effect that by reason of any action or inaction by the Company or any violation by the Company of any of its covenants in the Agreement or any misrepresentation by the Company in any certificate furnished in connection with the issuance, sale or delivery of the Series 1994 Bonds, the interest payable on the Series 1994 Bonds is includable in the gross income of the owners of such Bonds (other than an owner who is a "substantial user" of the Project or "related person" as such terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended): (i) a final determination, decision or decree by the Commissioner or any District Director of Internal Revenue, or by any court of competent jurisdiction, which is not subject to further review, in a proceeding in which the Company was afforded the opportunity to contest the issues involving federal income tax treatment of interest on the Series 1994 Bonds, either directly or in the name of the Bondholder, at the Company's expense, or (ii) an opinion of nationally recognized bond counsel furnished by the Company to the Trustee.

            If the Trustee receives notice from any source that a Determination of Taxability has occurred, the Trustee shall forthwith consult with the Issuer and the Company and thereafter proceed to enforce payments under the Agreement and the Notes in respect of the necessary redemption price and to redeem the Series 1994 Bonds at the earliest practicable date. In making any determination in respect of the occurrence of a Determination of Taxability or a redemption relating thereto, the Trustee may rely on an opinion of counsel.

            EXTRAORDINARY MANDATORY REDEMPTION. The Series 1994 Bonds are subject to extraordinary mandatory redemption by the Issuer prior to their scheduled maturity, in whole, on the earliest practicable date selected by the Trustee pursuant to the terms hereof upon the occurrence of a dissolution of the Guarantor as permitted under the terms of the limited partnership agreement between the Company, as general partner, and MacMillan Bloedel of America Inc., as limited partner of the Guarantor, except for such dissolution, consolidation or merger as otherwise permitted by the terms of the Agreement. In the event of any such extraordinary mandatory redemption, the Bonds then outstanding shall be redeemed at a redemption price of 100% of the principal amount thereof, plus accrued interest thereon to the date fixed for redemption.

            Any redemption under the preceding paragraphs shall be made as provided in the Indenture upon not more than 60 days' nor less than 30 days' notice to the Bondholder. Notice of the call for any such redemption, identifying the Bonds to be redeemed, will be given by mailing copies of such notice to the registered owners of Bonds to be redeemed at their addresses as they appear on the registry books maintained by the Trustee. Notice of optional redemption may be conditioned upon the deposit of moneys with the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so deposited. All Bonds so called for redemption will cease to bear interest on the specified redemption date provided funds for their redemption price and any accrued interest payable on the redemption date are on deposit at the principal place of payment at that time.

            Any moneys deposited and held by the Trustee for the benefit of claimants, if any, for five years after the date payment thereof becomes due shall be repaid to the Company, and thereupon and thereafter no claimant shall have any rights to or in respect of such moneys.

            This Bond is transferable by the registered owner hereof or his duly authorized attorney at the principal corporate trust office of the Trustee, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Trustee, subject to such reasonable regulations as the Issuer or the Trustee may prescribe, and upon payment of any taxes or other governmental charges incident to such transfer. Upon any such transfer a new registered Bond of the same maturity and in the same aggregate principal amount will be issued to the transferee. The person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

            In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest or principal or redemption price need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption.

            The law pursuant to which this Bond is issued requires that the following statement appear on the face hereof:

            Neither this Bond nor the interest hereon shall be taxed by the Commonwealth of Kentucky or any county or municipality thereof.

             IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its County Judge/Executive and its corporate seal or a facsimile thereof to be affixed, imprinted, lithographed or reproduced hereon and attested to by the manual or facsimile signature of its Fiscal Court Clerk.

                                   COUNTY OF PERRY, KENTUCKY

[SEAL]

                                   By:___________________________
                                        County Judge/Executive

Attest:________________________
            Fiscal Court Clerk


              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Date of Authentication ________________

            This Bond is one of the Bonds, of the Series designated herein, described in the within-mentioned Indenture. A signed copy of the opinion of bond counsel, Brown, Todd & Heyburn, dated the date of original issuance of such Bonds, is on file with the undersigned.


                             WEST ONE BANK, IDAHO, Trustee


                             By ______________________________________
                                   Authorized Representative or Agent



                                ABBREVIATIONS

            The following abbreviations, when used in the Inscription on the face of this Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM    -     as tenants in common

      TEN ENT    -     as tenants by the entireties

      JT TEN     -     as joint tenants with right of survivorship and not as
                       tenants in common

      UNIF GIFT MIN ACT   -   Custodian
            ....................
            (Cust)        (Minor)
            under Uniform Gifts to Minors

            Act.........................
                       (State)

       Additional abbreviations may also be used though not in the above list.

                            [FORM OF ASSIGNMENT]

            For value received, the undersigned hereby sells, assigns and transfers unto _______________________ the within Bond of the County of Perry, Kentucky and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________ attorney to transfer the said Bond on the Bond Register, with full power of substitution in the premises.

Dated:  ____________________


                                        _________________________

Signature Guaranteed:


________________________

            NOTICE: The Assignor's signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular without alteration or any change whatever.

                             [END OF BOND FORM]

            F. To evidence its obligation to repay the loan, the Company has delivered to the Trustee its Solid Waste Disposal Note, Series 1994, in the principal amount of $43,500,000 (the "Series 1994 Note").

            G. The execution and delivery of the Series 1994 Bonds and of this Indenture have been validly authorized by a Bond Ordinance duly enacted by the Fiscal Court of the Issuer and all things necessary to make the Series 1994 Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done.

            H. The Guarantor has delivered to the Trustee its Guaranty dated as of June 1, 1994 (the "Guaranty") in respect of the payment of principal of, premium, if any, and interest on the Series 1994 Bonds.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to provide for the payment of principal of all Bonds, as hereinafter defined, issued and outstanding under this Indenture, together with premium, if any, and interest thereon, the rights of the Bondholders and the performance of the covenants contained in said Bonds and herein, the Issuer has caused the Company to deliver the Series 1994 Note to the Trustee and does hereby sell, assign, transfer, set over and pledge unto, and grant a security interest to, West One Bank, Idaho, Trustee, its successors in trust and its assigns forever, all of the right, title and interest of the Issuer in, to and under the Series 1994 Note and any other Notes, as hereinafter defined, the Revenues hereinafter defined and the Agreement and all moneys payable thereunder to the extent that the funds relate to Bonds issued under this Indenture (except the Issuer's rights under Sections 5.4 and 5.5 of the Agreement).

            TO HAVE AND TO HOLD in trust, nevertheless, for the equal and ratable benefit and security of all present and future owners of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise (except as herein expressly provided), of any one Bond over any other Bond upon the terms and subject to the conditions hereinafter set forth.


                                 ARTICLE I.

                                 DEFINITIONS

            In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and the following terms shall have the meanings specified in the foregoing caption and recitals:

                    Act                   Issuer
                    Agreement             Project
                    Company               Series 1994 Bonds
                    Guarantor             Series 1994 Note
                    Guaranty

            In addition, the following terms shall have the meanings specified in this Article, unless the context otherwise requires:

            "Authorized Newspaper" means THE BOND BUYER, or its successor, and if THE BOND BUYER or its successor is no longer in business, then in a newspaper of general circulation in the Borough of Manhattan, City and County of New York.

            "Bond" or "Bonds" means any bond or bonds authenticated and delivered under this Indenture; "Series 1994 Bonds" means the Solid Waste Disposal Revenue Bonds (TJ International Project), Series 1994.

            "Bondholder" or "holder of Bonds" or "owner of Bonds" means the registered owner of any Bond.

            "Bond Fund" means the fund so designated which is established pursuant to Section 5.02 hereof.

            "Bond Ordinance" means a copy of one or more ordinances certified by the Fiscal Court Clerk of the Issuer, under its seal, to have been duly enacted by the Fiscal Court of the Issuer and to be in effect on the date of such certification.

            "Bond Register" and "Bond Registrar," in respect of a particular Series of Bonds, have the respective meanings specified in Section 2.03.

            "Code" means the Internal Revenue Code of 1986, or its successor provisions as amended at the time in question.

            "Construction Fund" means the fund so designated which is established pursuant to Section 4.01 hereof.

            "Cost" or "Costs" means any cost in respect of the Project permitted under the Act. Without limiting the generality of the foregoing, such costs may include: (i) amounts payable to contractors and suppliers (including fees for designing the Project where the designs are provided by the contractor or supplier); (ii) costs of labor, services, materials, supplies and equipment furnished by the Company (including shipping costs);
(iii) architectural, engineering, legal and other professional fees; and (iv) costs of financing, including bond discount and interest on the Bonds (or costs relating to the Project properly capitalized under Section 263A of the
Code) during acquisition and construction to the extent permitted by the Act and the Code.

            "Counsel" means an attorney at law or law firm, who may be counsel for the Issuer or the Company, satisfactory to the Trustee.

            "Determination of Taxability" shall have the meaning described in the form of Series 1994 Bond contained herein.

            "Event of Default" means any of the events described in Section
9.01 hereof.

            "Indenture" means this Indenture as amended or supplemented at the time in question.

            "Interest Payment Date," in respect of a particular series of Bonds, means the stated maturity date of an installment of interest on the Bonds of such Series.

            "Note" or "Notes" means the Series 1994 Note and any other note similar to the Series 1994 Note delivered by the Company to the Trustee pursuant to Section 4.3 of the Agreement concurrently with the issuance of any additional Bonds hereunder.

            "Outstanding" in connection with Bonds (or a series of Bonds) means, as of the time in question, all Bonds (or all Bonds of such series) authenticated and delivered under the Indenture, except:

                 A. Bonds theretofore canceled or required to be canceled under Section 2.11 hereof;

                 B. Bonds for the payment or redemption of which the necessary amount shall have been or shall concurrently be deposited with the Trustee or for which provision for the payment of which shall have been made in accordance with Section 13.01 hereof; provided that, if such Bonds are being redeemed prior to maturity, the required notice of redemption shall have been given or provisions satisfactory to the Trustee shall have been made therefor;

                 C. Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof; and

                 D. For purposes of any consent or other action to be taken by the owners of a majority or a specified percentage of Bonds hereunder or under the Agreement, Bonds held by or for the account of the Issuer, the Company or any person controlling, controlled by or under common control with any of them.

            "Paying Agent" means, in respect of a particular series of Bonds, the person or persons authorized by the Issuer to pay the principal of, premium, if any, or interest on, such Bonds on behalf of the Issuer.

            "Regular Record Date" means, in respect of a particular series of Bonds, the fifteenth day (whether or not a business day) of the calendar month next preceding each Interest Payment
Date.

            "Responsible Officers" of the Trustee or any separate trustee or co-trustee hereunder shall mean the Chairman of the Board of Directors, the President, every Vice President, every Assistant Vice President, the Cashier, every Assistant Cashier, the Secretary, every Assistant Secretary, every Trust Officer and every officer and assistant officer of such Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

            "Revenues" means (i) all amounts payable by the Company in respect of the Series 1994 Note and any other Notes which may be delivered to the Trustee, and other moneys paid to the Trustee under the Agreement, (ii) any proceeds of Bonds originally deposited with the Trustee for the payment of accrued or capitalized interest on the Bonds or moneys remaining in the Construction Fund following certification of completion of the Project, and
(iii) investment income in respect of any moneys held by the Trustee.

            "Securities Depository" means, initially, The Depository Trust Company, New York, New York, and thereafter any successors and assigns.

            "Special Record Date" means, in respect of a particular series of Bonds, such date as may be fixed for the payment of defaulted interest in accordance with Section 2.07.

            "Trustee" means West One Bank, Idaho, and its successor for the time being in the trust hereunder and any Co-Trustee appointed in accordance with Section 10.16 of this Indenture.

            The words "hereof," "herein," "hereto," "hereby" and "hereunder" (except in the form of Bond) refer to the entire Indenture.

            Every "request," "order," "demand," "application," "appointment," "notice," "statement," "certificate," "consent" or similar action hereunder by the Issuer shall, unless the form thereof is specifically provided, be in writing signed by the County Judge/Executive of the Issuer and the Secretary of the Issuer.


                                 ARTICLE II.

                                  THE BONDS

            Section 2.01. AMOUNTS AND TERMS - SERIES 1994 BONDS AND OTHER SERIES. Except as provided in Section 2.09 hereof, the Series 1994 Bonds shall be limited to $43,500,000 in aggregate principal amount, and shall contain substantially the terms recited in the form of Series 1994 Bond above. Other series of Bonds ranking as to source of payment equally and ratably with the Series 1994 Bonds may be issued pursuant to Section 3.02 hereof in such aggregate principal amounts and may contain such terms and be in such form, not contrary to the Agreement, the Act or the Indenture, as may be determined by the Issuer and expressed in such Bonds. All Bonds shall provide that principal, premium, if any, and interest in respect thereof shall be payable only out of the Revenues. The Series 1994 Bonds shall not be general obligations of the Issuer and shall be payable solely from the Revenues, and neither the Bonds, the interest or premium, if any, thereon, nor costs incident thereto shall constitute nor give rise to a pecuniary liability of the Issuer or a charge against the general credit or taxing power of the Issuer, the Commonwealth or any political subdivisions thereof. The Issuer may cause a copy of the text of the opinion of recognized bond counsel to be printed on any of its Bonds, and, upon request of the Issuer and deposit with the Trustee of an executed counterpart of such opinion, the Trustee shall certify to the correctness of the copy appearing on the Bonds by manual or facsimile signature. The Series 1994 Bonds shall be issued only as fully registered Bonds without coupons, in the denomination of $100,000 or any integral multiple thereof. Pursuant to the recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such other endorsement or legend not unsatisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

            The Series 1994 Bonds shall mature on June 1, 2024 and shall bear interest at the rate of 7.00% per annum (computed on the basis of a 360-day year containing twelve (12) 30-day months), payable June 1 and December 1 of each year until maturity, commencing December 1, 1994.

            Section 2.02. INTEREST ACCRUAL. The Bonds of a series shall be dated June 1, 1994 and shall bear interest from the Interest Payment Date in respect of that series to which interest has been paid next preceding the date of authentication, unless the date of authentication (i) is an Interest Payment Date to which interest has been paid, in which event Bonds shall be dated and bear interest from the date of authentication, or (ii) is prior to the first Interest Payment Date for the Bonds of such series, in which event such Bonds shall bear interest from the original date of such series as shown on the form of the Bond or as otherwise provided in the supplemental indenture or Bond Ordinance establishing such series.

            Section 2.03. REGISTERED BONDS REQUIRED; BOND REGISTRAR AND BOND REGISTER. All Bonds shall be issued in fully registered form. The Bonds of a series shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture. Any supplemental indenture or certified Bond Ordinance may contain such additional provisions regarding the registration, transfer and exchange of Bonds of a series as are not inconsistent with this Indenture.

            The Issuer shall designate, in respect of each series of Bonds, a person to act as "Bond Registrar" for such series, provided that the Bond Registrar appointed for any series of Bonds shall be either the Trustee or a person which would meet the requirements for qualification as a Trustee imposed by Section 10.13 hereof. The Issuer hereby appoints the Trustee its Bond Registrar in respect of the Bonds. Any other person undertaking to act as Bond Registrar in respect of a series of bonds shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee.

            The Bond Registrar in respect of each series of Bonds shall act as registrar and transfer agent for such series. The Issuer shall cause to be kept at an office of the Bond Registrar for a series of Bonds a register (herein sometimes referred to as the "Bond Register") in which, subject to such reasonable regulations as it or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds of such series and for the registration of transfers of such Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. The principal corporate trust office of the Trustee shall be deemed to be such office in respect of any series of Bonds for which the Trustee is acting as Bond Registrar.

            Each Bond Registrar shall, in any case where it is not also the Trustee, forthwith following each Regular Record Date in respect of the related series of Bonds and at any other time as reasonably requested by the Trustee, certify and furnish to the Trustee, and to any Paying Agent for such series as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to it and shall have no liability or responsibility in connection with the preparation thereof.

            Section 2.04. REGISTRATION, TRANSFER AND EXCHANGE. As provided in Section 2.03 hereof, the Issuer shall cause a Bond Register for each series of Bonds to be kept at the designated office of the Bond Registrar for such series. Upon surrender for transfer of any Bond at such office, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of the same series of authorized denomination for the aggregate principal amount which the registered owner is entitled to receive.

            At the option of the owner, Bonds of any series may be exchanged for other Bonds of such series of any authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

            All Bonds presented for transfer or exchange, redemption or payment (if so required by the Issuer, the Bond Registrar or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Trustee, duly executed by the owner or by his attorney duly authorized in writing.

            No service charge shall be made for any exchange or transfer of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

            Neither the Issuer nor any Bond Registrar on behalf of the Issuer shall be required (i) to issue, transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Bonds selected for redemption under Section 7.02 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Bond so selected for redemption in whole or in part.

            New Bonds delivered upon any transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

            Section 2.05. EXECUTION. The Bonds shall be executed by the manual or facsimile signature of the County Judge/Executive of the Issuer, and the corporate seal of the Issuer or a facsimile thereof shall be affixed, imprinted, lithographed or reproduced thereon and shall be attested by the manual or facsimile signature of the Fiscal Court Clerk of the Issuer.

            Bonds executed as above provided may be issued and shall, upon written request of the Issuer, be authenticated by the Trustee, notwithstanding that any officer of the Issuer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the date of the Bond.

            Section 2.06. AUTHENTICATION. No Bond shall be valid for any purpose until the certificate of authentication shall have been duly executed by the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

            Section 2.07. PAYMENT OF PRINCIPAL AND INTEREST; INTEREST RIGHTS PRESERVED. The principal and redemption price of any Bond shall be payable, upon surrender of such Bond, at such offices or agencies of the Issuer as are provided for herein or in any certified Bond Ordinance or supplemental indenture. Interest on any Bond on each Interest Payment Date in respect thereof shall be payable at such of those offices or agencies as is similarly provided for.

            Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered owner on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid, pursuant to Section 9.10 hereof, to the registered owner in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than 15 nor less than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date and may, in its discretion, cause a similar notice to be published once in a newspaper in each place where Bonds of the relevant series are payable, but such publication shall not be a condition precedent to the establishment of such Special Record Date.

            Subject to the foregoing provisions of this Section 2.07, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

            Section 2.08. PERSONS DEEMED OWNERS. The Issuer, the Trustee, any Paying Agent and the Bond Registrar may deem and treat the person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Paying Agent or the Bond Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any, on), and (subject to Section 2.07 hereof) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, the Paying Agent nor the Bond Registrar shall be affected by any notice to the contrary. All such payments so made to any such registered owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

            Section 2.09. MUTILATED, DESTROYED, LOST OR STOLEN BONDS. If any Bond shall become mutilated, the Issuer shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of such mutilated Bond for cancellation, subject to the Issuer, the Trustee and the Company being furnished such reasonable indemnity as any of them may require therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Trustee; and if such evidence shall be satisfactory to it and such indemnity satisfactory to the Trustee and the Company shall be given, the Issuer shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like tenor and denomination as the original Bond, but carrying such additional marking as will enable the Trustee to identify such Bond as a replacement Bond. The cost of providing any substitute Bond under the provisions of this Section shall be borne by the bondholder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Trustee shall pay to the owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such owner, without the issuance of a substitute Bond therefor.

            Every substituted Bond issued pursuant to this Section 2.09 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

            All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

            Section 2.10. TEMPORARY BONDS. Pending preparation of definitive Bonds of any series, or by agreement with the purchasers of all Bonds of any series, the Issuer may issue and, upon its request, the Trustee shall authenticate in lieu of definitive Bonds one or more temporary printed or typewritten Bonds in denominations of $5,000 or integral multiples thereof of substantially the tenor recited above. Upon request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

            Section 2.11. CANCELLATION AND DESTRUCTION OF SURRENDERED BONDS. Bonds surrendered for payment, redemption, transfer or exchange, and Bonds purchased from any moneys held by the Trustee hereunder or surrendered to the Trustee by the Company, shall be canceled and destroyed by the Trustee. The Trustee shall deliver to the Issuer and the Company a certificate of destruction identifying all Bonds so destroyed.

            Section 2.12. BOOK-ENTRY ONLY SYSTEM. Upon issuance of the Series 1994 Bonds, one fully-registered Series 1994 Bond will be registered in the name of Cede & Co., as nominee for the Securities Depository, in the aggregate principal amount of each maturity of the Series 1994 Bonds. So long as Cede & Co. is the registered owner of the Series 1994 Bonds, as nominee of the Securities Depository, references herein to the Holders of the Series 1994 Bonds or registered owner of the Series 1994 Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Series 1994 Bonds.

            The Letter of Representations in substantially the form attached hereto as Exhibit A, with such changes, omissions, insertions and revisions as the County Judge/Executive of the Issuer may approve at any time, is hereby authorized by the Issuer and the County Judge/Executive of the Issuer shall execute and deliver such Letter of Representations. The approval of the County Judge/Executive of the Issuer of any changes, omissions, insertions and revisions to the Letter of Representations shall be conclusively established by the execution of the Letter of Representations by said County Judge/Executive.

            Transfers of ownership interest in the Series 1994 Bonds will be accomplished by book entries made by the Securities Depository, and, in turn by the participants in the Securities Depository (the "Participants") who act on behalf of the indirect Participants in the Securities Depository (the "Indirect Participants") and the beneficial owners of the Series 1994 Bonds. For each transfer and exchange of beneficial ownership in the Series 1994 Bonds, the beneficial owner may be charged a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto.

            The Trustee and the Issuer shall recognize the Securities Depository or its nominee, Cede & Co., as the owner of the Series 1994 Bonds for all purposes, including notices and voting. Conveyance of notices and other communications by the Securities Depository to Participants and by such Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners of the Series 1994 Bonds will be governed by arrangements among Securities Depository, the Participants and the Indirect Participants, subject to any statutory and regulatory requirements as may be in effect from time to time.

            NEITHER THE ISSUER NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR INDIRECT PARTICIPANTS OR THE BENEFICIAL OWNERS OF THE SERIES 1994 BONDS WITH RESPECT TO (i) THE ACCURACY OF ANY RECORDS MAINTAINED BY SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR INDIRECT PARTICIPANT; (ii) THE PAYMENT BY SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR PREPAYMENT PRICE OF OR INTEREST ON THE SERIES 1994 BONDS; (iii) THE DELIVERY TO SECURITIES DEPOSITORY OR ANY SUCH PARTICIPANT OR ANY INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED TO BE GIVEN TO HOLDERS OF THE SERIES 1994 BONDS UNDER THE TERMS OF THIS BOND INDENTURE; (iv) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE SERIES 1994 BONDS; OR (v) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY SECURITIES DEPOSITORY AS HOLDER OF THE SERIES 1994 BONDS.

            The Securities Depository may determine to discontinue providing its service with respect to the Series 1994 Bonds at any time by giving notice to the Trustee and discharging its responsibilities with respect thereto under the applicable law. In such event, or in the event the Company desires to use a similar book-entry system with another securities depository, there may be a successor securities depository (all references to Securities Depository include any such successor). The Company may also determine to discontinue participation in the system of book-entry transfer through Securities Depository at any time by giving reasonable notice to the Securities Depository. If the book-entry system is terminated, Series 1994 Bond certificates will be delivered to the beneficial owners as provided herein. The beneficial owners of the Series 1994 Bonds, upon registration of certificates held in the beneficial owners' names, will become the registered owners of one of the Series 1994 Bonds.


                                ARTICLE III.

                               ISSUE OF BONDS

            Section 3.01. ISSUE OF SERIES 1994 BONDS. The Issuer may issue the Series 1994 Bonds following the execution of this Indenture; and the Trustee shall, at the Issuer's request, authenticate such Bonds and deliver them as specified in the request.

            Section 3.02. ISSUE OF ADDITIONAL BONDS. At the request of the Company, the Issuer may, but is not required to, issue additional Bonds of series other than the Series 1994 Bonds from time to time hereunder for any of the following purposes:

            A. To provide additional funds to finance completion of the Project, including any additional facilities to be financed under the Agreement.

            B. To pay the Cost of refunding through redemption or payment at maturity of all or part of the Outstanding Bonds of any series to the extent permitted by the terms thereof.

            In any such event the Trustee shall, at the request of the Issuer, authenticate the additional Bonds and deliver them as specified in the request, but only upon receipt of:

                 (1) A certified Bond Ordinance and an indenture supplemental hereto,

                       (a) establishing the series to be issued and providing the terms of the Bonds thereof,

                       (b) authorizing the execution and delivery of the Bonds to be issued,

                       (c)   stating the purpose of the issue,

                       (d) if the purpose is refunding, authorizing the payment or redemption of the Bonds to be refunded, and

                       (e) setting forth any other matters relating to the issuance of the additional Bonds or the purpose for which they are to be issued;

                 (2)   A certificate of the Issuer

                       (a) stating that no Event of Default hereunder has occurred and is continuing, and

                       (b) if the purpose is refunding, stating (i) that notice of redemption of the Bonds to be redeemed has been duly given or that provision has been made therefor and (ii) that the proceeds of the issue plus any other amounts stated to be available for the purpose will be sufficient to pay the principal of and premium, if any, on such Bonds at maturity or on a specified redemption date plus interest accrued to such date or dates together with all other costs and expenses related to the refunding;

                 (3) An executed counterpart of any amendment or supplement to the Agreement not previously delivered;

                 (4)   An additional Note issued in accordance with Section
      4.3 of the Agreement;

                 (5) An additional guaranty from the Guarantor relating to the additional Bonds, such guaranty to contain substantially the same terms and conditions as the Guaranty delivered in respect of the Series 1994 Bonds;

                 (6)   The proceeds of the additional Bonds;

                 (7) An opinion of recognized bond counsel to the effect that

                             (a) the purpose of the issue is one for which Bonds may be issued under this Section,

                             (b)   all conditions prescribed herein as
            precedent to the issuance have been fulfilled,

                             (c)   the additional Bonds have been validly
            authorized and executed and, when authenticated and delivered pursuant to the request of the Issuer, will be valid obligations of the Issuer entitled to the benefit of the trust created by this Indenture as amended from time to time,

                             (d) all consents, approvals or certificates of any governmental authorities required to be obtained by the Issuer in connection with the issuance and related transactions have been obtained, and

                             (e) the issuance of the additional Bonds will not adversely affect the exclusion of the interest on the Outstanding Bonds from gross income for federal income tax purposes as enacted and construed on the date of the opinion, except as to any Bond held by a "substantial user" of the Project or by a "related person" as such terms are used in Section 147(a) the Code; and

                 (8) An opinion of counsel to the Company that the Agreement, including any amendment thereto, has been duly authorized, executed and delivered and is a valid and binding obligation of the Company, that the additional Note and Guaranty required under (4) and
      (5) above has been duly authorized, executed and delivered by and is a valid and binding obligation of the Company and the Guarantor, respectively.

            Section 3.03. DISPOSITION OF PROCEEDS OF BONDS. From the net proceeds of the Series 1994 Bonds there shall first be set aside with the Trustee as Revenues in the Bond Fund an amount representing the accrued interest received on the sale of the Series 1994 Bonds. Thereafter, the Trustee shall forthwith deposit the balance of the net proceeds of the Series 1994 Bonds in the Construction Fund. The disposition of the proceeds of any series of additional Bonds issued pursuant to Section 3.02 hereof shall be as provided in the certified Bond Ordinance or supplemental indenture establishing such series.

                                 ARTICLE IV.

                            PROJECT CONSTRUCTION

            Section 4.01. ESTABLISHMENT OF CONSTRUCTION FUND. The Trustee shall establish a Construction Fund for the payment of the Costs of the Project. The Construction Fund shall consist of the amounts deposited therein pursuant to this Indenture and any other amounts the Company or the Issuer may deposit therein. The amounts in the Construction Fund, until applied as hereinafter provided, shall be held for the security of all Bonds Outstanding hereunder.

            The Trustee shall maintain a record of the income on investments and interest earned on deposit of amounts held in the Construction Fund and on proceeds of Series 1994 Bonds in respect of accrued or capitalized interest held by the Trustee as Revenues. Such income or interest may be expended at any time or from time to time to pay Costs of the Project in the same manner as the proceeds of Bonds deposited in the Construction Fund are expended, and for no other purpose.

            Section 4.02. PAYMENTS FROM CONSTRUCTION FUND. The Trustee shall make payments from the Construction Fund upon receipt of a requisition from the Company or the Guarantor, signed by its President, any Vice-President, Treasurer or Assistant Treasurer or any other person designated in writing by any of such officers of the Company or by the managing general partner of the Guarantor, stating:

                 (a) The Costs to which the payment relates, and with respect to work and material, stating that such have been incorporated into the Project substantially in accordance with the plans and specifications therefor;

                 (b) The payee, which payee may be the Company or the Guarantor in the case of work done by Company or Guarantor personnel and in the case of reimbursement for payments previously made by the Company (other than payments made by way of set-off of mutual claims between the Company and the payee), which payee may be the Trustee in the case of a requisition for payment of interest on the Bonds during acquisition and construction of the Project;

                 (c)   The amount of the payments to be made;

                 (d) That the payment is due, is a proper charge against the Construction Fund and has not been the subject of any previous withdrawal therefrom or any other funds representing proceeds of Bonds issued by the Issuer on the Company's behalf.

            Each requisition will be accompanied by a statement in reasonable detail listing the Costs of the Project to be paid to any contractors, materialmen or suppliers or the Costs incurred or advanced by the Company for which it is to be reimbursed. The Trustee shall retain copies or records of each requisition for the Issuer and shall not destroy such records without the prior consent of the Issuer, which consent will not be unreasonably withheld.

            The establishment of the Construction Fund shall be for the benefit of the Company, and, except during the continuance of an Event of Default hereunder, the Company may enforce payments therefrom upon compliance with the procedures set forth in this Section 4.02.

            Section 4.03. PROCEDURE UPON COMPLETION OF PROJECT. Upon the completion of the Project, as evidenced by a certificate of the Company or the Guarantor delivered to the Trustee and the Issuer, any amounts remaining in the Construction Fund (including the earnings from investments thereof) shall be applied by the Trustee, at the direction of the Company, (a) to the purchase of Bonds of any series at such price and upon such terms and conditions as the Company may direct, or (b) to the redemption of Bonds of any series, on the first redemption date occurring after such completion, at the applicable optional or mandatory redemption price provided, however, that no exercise of any option to redeem shall be required if such exercise would involve the payment of a premium or penalty, or (c) provided that the Trustee shall have received an opinion of nationally recognized bond counsel that such deposit shall not cause interest on the Bonds to be includable in gross income under the Code, such amounts may be transferred to the Bond Fund for payment of maturing principal or interest on any of the Bonds. Unless there shall be delivered to the Trustee a similar opinion of nationally recognized bond counsel, amounts held for application under this Section 4.03 shall not, after the completion of the Project, be invested at a yield in excess of the yield on the Bonds from which such amounts were derived. Notwithstanding the foregoing, as to any balance remaining in the Construction Fund, the Trustee may retain or pay to the United States of America any amount which is required to be paid by the Issuer or the Trustee directly to the United States pursuant to Section 148(f) of the Code, as directed by the Company. Any Bonds purchased or redeemed by the Trustee in accordance with this Section 4.03 shall be canceled, and the Company will receive a credit corresponding to such Bonds, and to any deposit in the Bond Fund as contemplated by this Section 4.03, against its obligation to make payments under the Notes and under the Agreement.


                                 ARTICLE V.

                      REVENUES AND APPLICATION THEREOF

            Section 5.01. REVENUES TO BE PAID OVER TO TRUSTEE. The Issuer has directed the Revenues to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any payments pursuant to the Notes or the Agreement (other than payments owed to the Issuer under Sections 5.4, 5.5 and 5.7 thereof), the Issuer shall immediately pay over the same to the Trustee to be held as Revenues and deposited into the Bond Fund.

            Section 5.02. BOND FUND. There is hereby established with the Trustee a Bond Fund, which the Trustee shall make available to the Issuer's Paying Agent or agents to pay the principal of Bonds as they mature or the redemption price thereof as it becomes payable, upon surrender thereof, the premium, if any, on the Bonds as it becomes payable, and the interest on Bonds as it becomes payable. The Trustee may establish separate accounts within the Bond Fund for separate series of Bonds. When Bonds are redeemed or purchased, the amount, if any, in the Bond Fund representing interest thereon shall be applied to the payment of accrued interest in connection with such redemption or purchase. Whenever the amount in the Bond Fund is sufficient to redeem all of the Outstanding Bonds and to pay interest accrued to the redemption date, the Issuer will, upon request of the Company, cause the Trustee to redeem all such Bonds on the applicable redemption date specified by the Company. Any amounts remaining in the Bond Fund after payment in full of the principal of, premium, if any, and interest on the Bonds (or provision for payment thereof) and the fees, charges and expenses of the Issuer, the Trustee and any paying agents, shall be paid to the Company.

            Section 5.03. SINKING FUNDS. There shall be no sinking fund requirement for the Series 1994 Bonds. The Trustee shall establish such other sinking funds for any series of additional Bonds as may be directed in the certified Bond Ordinance or supplemental indenture establishing such series. The Trustee shall use the sinking fund for each series to purchase or redeem Bonds of such series. The Company may deliver Bonds purchased by it as a credit against the next ensuing and future sinking fund payments in the order in which they become due; provided that such Bonds so delivered by the Company shall be of the same series and maturity in respect of which the sinking fund payment is to be made and shall be delivered no less than 45 days before the sinking fund redemption date. Bonds so delivered shall be credited at the sinking fund redemption price set forth in the form of Bonds. If at any time all the Bonds of any series shall have been purchased, redeemed or paid, the Trustee shall make no further transfers to the sinking fund for such series and shall treat any balance then in such fund as Revenues in the Bond Fund with a corresponding credit against the Company's obligation to make payments under the Notes and the Agreement.

            If any series of Bonds is to be paid or redeemed in full, any balance in any sinking fund for such series may, at the option of the Issuer, to be exercised at the request of the Company, be applied in whole or in part to the payment or redemption of such series or transferred to the Bond Fund.

            Section 5.04. REVENUES TO BE HELD FOR ALL BONDHOLDERS; CERTAIN EXCEPTIONS. Revenues and investments thereof shall, until applied as provided in this Indenture, be held by the Trustee for the benefit of the Owners of all Outstanding Bonds, except that any portion of the Revenues in the Bond Fund or any sinking fund representing principal of, premium, if any, and interest on any matured Bonds, or any Bonds previously called for redemption in accordance with Article VII of this Indenture, shall be held for the benefit of the owners of such Bonds only.


                                 ARTICLE VI.

                             INVESTMENT OF FUNDS

            Section 6.01. INVESTMENT OF FUNDS. Any moneys held as part of the Construction Fund or the Bond Fund shall, to the extent permitted by law, at the oral request, promptly confirmed in writing, of the Company be invested and reinvested by the Trustee in the following: (i) obligations issued or guaranteed by the United States of America; (ii) obligations issued or guaranteed by any person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States; (iii) obligations issued or guaranteed by any state of the United States or the District of Columbia, or any political subdivision thereof, rated within one of the two highest rating categories by any nationally recognized rating service; (iv) commercial or finance company paper receiving the highest rating of any nationally recognized rating service; (v) bankers' acceptances drawn on and accepted by commercial banks having combined capital and surplus of not less than $50,000,000 and whose long term certificates of deposit have a rating of A or better by Standard & Poor's Corporation and/or Moody's Investors Service, Inc.; (vi) repurchase agreements with member banks of the Federal Reserve System and primary dealers limited to U.S. Government Securities fully secured by obligations of the type specified in (i) and (ii) above with a market value which equals or exceeds the principal and interest due under the agreement;
(vii) certificates of deposit issued by commercial banks having combined capital and surplus of not less than $50,000,000; and (viii) internal money market fund vehicles managed by the Trustee or its affiliates or externally managed money market funds approved by the Trustee as long as the money market funds are invested in one or more of the securities specified in this Section
(a) for which the principal or dividends are either fully supported by a letter of credit issued by a bank whose long term debt is rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., or (b) which are stand alone issues rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. The Trustee, in purchasing securities of the type described in clauses (i) and
(ii) in the preceding sentence, may make any such purchase subject to agreement with the seller for repurchase by the seller at a later date, and in such connection may accept the seller's agreement for the payment of interest in lieu of the right to receive the interest payable by the issuer of the security purchased, provided that title to the security so purchased by the Trustee shall vest in the Trustee, that the Trustee shall have actual or constructive possession of such security, and that the current market value of such security
(or of cash or additional securities of the type described in said clauses pledged with the Trustee as collateral for the purpose) is at all times at least equal to the total amount thereafter to become payable by the seller under said agreement.

            The Trustee is directed to sell and reduce to cash funds a sufficient amount of such investments whenever the cash balance in the Construction Fund or the Bond Fund is insufficient to pay amounts properly payable therefrom.

            The Trustee may make any and all investments permitted under this Section through its own bond or investment department or affiliate.

            The interest and income received upon such investments of the Construction Fund or the Bond Fund, and any profit or loss resulting from the sale of any investment shall be added or charged to such fund. The Company has agreed in Section 5.10 of the Agreement to restore to the appropriate fund all amounts necessary to cover all losses resulting from any investments authorized hereunder. In the case of all other Revenues representing moneys held in the Bond Fund, such interest or income received or paid shall be held in the Bond Fund with a corresponding credit against the Company's obligation to make payments under the Notes and the Agreement.


                                ARTICLE VII.

                             REDEMPTION OF BONDS

            Section 7.01. BONDS SUBJECT TO REDEMPTION; SELECTION OF BONDS TO BE CALLED FOR REDEMPTION.

            (a) OPTIONAL REDEMPTION IN WHOLE OR IN PART. The Series 1994 Bonds are subject to redemption prior to maturity by the Issuer at the request of the Company, in whole or in part, on any date on or after June 1, 2004, from the Bond Fund established by Section 5.02 herein and from moneys otherwise available for such purpose, and if in part by lot. Such redemptions are to be made at the applicable redemption price shown below as a percentage of the principal amount thereof, plus interest accrued to the redemption date:


                                                            OPTIONAL
                REDEMPTION PERIOD                       REDEMPTION PRICE
                -----------------                       ----------------
    June 1, 2004 through May 31, 2005                         102%
    June 1, 2005 through May 31, 2006                         101
    June 1, 2006 and thereafter                               100



            (b) EXTRAORDINARY OPTIONAL REDEMPTION IN WHOLE. The Series 1994 Bonds are subject to redemption in whole on any date, upon the exercise by the Company of its option to prepay its Series 1994 Note at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date, if one or more of the following events shall have occurred:

                 (i) the damage or destruction of all or substantially all of the Project or the plant at which the Project is located to such extent that, in the reasonable opinion of the Company, the repair and restoration thereof would not be economical; or

                 (ii) the condemnation (or sale under threat of condemnation) of all or substantially all of the Project or such plant or the taking by condemnation of any part, use or control of the Project or such plant as to render it unsatisfactory to the Company for its intended use; or

                 (iii) in the Company's reasonable opinion, unreasonable burdens or excessive liabilities shall have been imposed upon the Company with respect to the Project or the operation thereof, including, but without being limited to, federal, state or other ad valorem, property, income or other taxes, not being imposed on the date of the Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; or

                 (iv) by reason of unforeseen change in use of the Project as a "solid waste disposal facility" within the meaning of Section 142(a)(6) of the Code the interest payable by the Company under the Agreement is no longer deductible by the Company for Federal income tax purposes.

            The Company's right to cause extraordinary optional redemption of the Series 1994 Bonds as a result of unforeseen changes in the use of the Project will survive defeasance of such Bonds.

            (c) SPECIAL MANDATORY REDEMPTION. The Series 1994 Bonds are subject to mandatory redemption by the Issuer prior to their scheduled maturity, in whole, on the earliest practicable date selected by the Trustee pursuant to the terms herein but in no event later than the latter of 180 days following the occurrence of, or 60 days following the receipt by the Trustee of notice of the occurrence of, a Determination of Taxability. In the event of any such mandatory redemption, the Series 1994 Bonds outstanding at the time of the Determination of Taxability (except those for which notice of redemption shall have been given prior to the Determination of Taxability) shall be redeemed at a redemption price of 100% of the principal amount thereof, plus accrued interest thereon to the date fixed for redemption. As used herein, a "Determination of Taxability" shall mean one of the following determinations, made in regard to Section 103 of the Internal Revenue Code, as then in effect, to the effect that by reason of any action or inaction by the Company or any violation by the Company of any of its covenants in the Agreement or any misrepresentation by the Company in any certificate furnished in connection with the issuance, sale or delivery of the Series 1994 Bonds, the interest payable on the Series 1994 Bonds is includable in the gross income of the owners of such Bonds (other than an owner who is a "substantial user" of the Project or "related person" as such terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended): (i) a final determination, decision or decree by the Commissioner or any District Director of Internal Revenue, or by any court of competent jurisdiction, which is not subject to further review, in a proceeding in which the Company was afforded the opportunity to contest the issues involving federal income tax treatment of interest on the Series 1994 Bonds, either directly or in the name of the Bondholder, at the Company's expense, or (ii) an opinion of nationally recognized bond counsel furnished by the Company to the Trustee.

            If the Trustee receives notice from any source that a Determination of Taxability has occurred, the Trustee shall forthwith consult with the Issuer and the Company and thereafter proceed to enforce payments under the Agreement and the Notes in respect of the necessary redemption price and to redeem the Series 1994 Bonds at the earliest practicable date. In no event shall the Trustee proceed with redemption of Bonds if the Company has notified the Trustee in writing that it will contest such Determination of Taxability and that it is actively pursuing such course. In making any determination in respect of the occurrence of a Determination of Taxability or a redemption relating thereto, the Trustee may rely on an opinion of counsel.

            (d) EXTRAORDINARY MANDATORY REDEMPTION. The Series 1994 Bonds are subject to extraordinary mandatory redemption by the Issuer prior to their scheduled maturity, in whole, on the earliest practicable date selected by the Trustee pursuant to the terms hereof upon the occurrence of a dissolution of the Guarantor as permitted under the terms of the limited partnership agreement between the Company, as general partner, and MacMillan Bloedel of America Inc., as limited partner of the Guarantor, except for such dissolution, consolidation or merger as otherwise permitted by the terms of the Agreement. In the event of any such extraordinary mandatory redemption, the Bonds then outstanding shall be redeemed at a redemption price of 100% of the principal amount thereof, plus accrued interest thereon to the date fixed for redemption.

            Unless otherwise provided in respect of a series of Bonds, if less than all the Bonds of a series or of a maturity are to be redeemed, the particular Bonds of such series or maturity to be called for redemption shall be selected by lot by the Trustee in any manner deemed fair and reasonable by the Trustee. The Issuer shall direct the Trustee to call Bonds for optional redemption when and only when it shall have been notified in writing by the Company to do so and the Company has itself notified the Trustee of a corresponding prepayment under the Notes or the Note corresponding to the series of Bonds to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

            Section 7.02. NOTICE OF REDEMPTION. When required to redeem Bonds under any provision of this Indenture, the Trustee shall cause notice of the redemption to be given by first-class mail, postage prepaid, mailed to all registered owners of Bonds to be redeemed at their registered address not more than 60 days nor less than 30 days prior to the redemption date. In addition, the Trustee shall send a copy of such notice by registered or certified mail or overnight delivery service, return receipt requested, postage prepaid, to not less than three registered securities depositories (such depositories now being Depository Trust Company of New York, New York, Midwest Securities Trust Company of Chicago, Illinois, Pacific Depository Trust Company of San Francisco, California and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania) and not less than three nationally recognized information services that disseminate redemption information (such as Financial Information, Inc.'s Financial Daily Called Bond Service, Kenny Information Service's called Bond Service and Moody's Record), sent at least two Business Days in advance of the mailing of notice to Bondholders or the publication date. In addition the Trustee shall at all reasonable times make available to any interested party complete information as to Bonds which have been redeemed or called for redemption. Any such notice shall be given in the name of the Issuer, shall identify the Bonds to be redeemed (and, in the case of partial redemption of any Bonds, the respective principal amounts thereof to be redeemed), the "CUSIP" number applicable to the Bonds to be redeemed, shall state the date of the notice of redemption, shall specify the redemption date and the redemption price shall state that on the redemption date the Bonds called for redemption will be payable at the principal corporate trust office of the Trustee that from that date interest will cease to accrue. Failure to mail any notice or defect in the mailed notice or in the mailing thereof in respect of any Bond shall not affect the validity of the redemption of any other Bond.

            The Trustee shall use "CUSIP" numbers on notices of redemption as a convenience to Bondholders provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of redemption and that reliance may be placed only on the identification numbers containing the prefix established under the Indenture.

            If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee not later than the opening of business on the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

            Section 7.03. PAYMENT OF REDEMPTION PRICE. If (a) unconditional notice of redemption has been duly published or duly waived by the owners of all Bonds called for redemption or (b) conditional notice of redemption has been so given or waived and the redemption moneys have been duly deposited with the Trustee, then in either case the Bonds called for redemption shall be payable on the redemption date at the applicable redemption price. Payment of the principal of, premium, if any, and accrued interest on the Bonds called for redemption shall be made by the Trustee to or upon the order of the owners of the Bonds called for redemption upon surrender of such Bonds. The principal and premium, if any, in respect of Bonds, the expenses of giving notice and any other expenses of redemption (except accrued interest), shall be paid out of the Fund from which redemption is to be made or from other moneys which the Issuer makes available for such purpose. Accrued interest shall be paid out of the Bond Fund.

            Section 7.04. BONDS REDEEMED IN PART. Any Bond which is to be redeemed only in part shall be surrendered at a place stated for the surrender of Bonds called for redemption in the notice provided for in Section 7.02 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the owner thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

            Section 7.05.  BOND REDEMPTION FUND FOR REFUNDING ISSUES.
Whenever the Issuer issues Bonds hereunder for refunding purposes, the Issuer may, by the Ordinance or supplemental indenture authorizing the Bonds, direct the Trustee to establish a separate bond redemption fund and to deposit therein the proceeds of the refunding Bonds. The Ordinance or supplemental indenture shall specify the investment and application of amounts so deposited including, without limitation, the transfer thereof to any other fiscal agent or trustee of the Issuer and the time and conditions for such transfer.


                                ARTICLE VIII.

                           COVENANTS OF THE ISSUER

            Section 8.01. POWER AND AUTHORITY OF THE ISSUER. The Issuer is a county and political subdivision of the Commonwealth, with full power and authority to issue the Bonds, and to execute, deliver and perform its obligations under the Agreement and this Indenture. The Issuer has the necessary power under the Act, and has duly taken all action on its part required to execute, deliver this Indenture and the Agreement and to undertake the financing of the Project through the issuance of its Bonds. The execution, delivery and performance of this Indenture and the Agreement by the Issuer will not violate or conflict with any instrument by which the Issuer or its properties are bound.

            Section 8.02. PAYMENT OF PRINCIPAL OF AND PREMIUM, IF ANY, AND INTEREST ON THE BONDS; APPOINTMENT OF PAYING AGENT. The Issuer shall promptly pay or cause to be paid the principal of, and the premium, if any, and interest on, every Bond issued hereunder according to the terms thereof, but shall be required to make such payment only out of Revenues. The Issuer shall appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a state chartered bank, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee, to act as sole Paying Agent, and designates the principal corporate trust office of the Trustee as the place of payment, such appointment and designation to remain in effect until notice of change is filed with the Trustee.

            Section 8.03. CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Issuer shall maintain its existence; shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises; and shall comply with all valid and applicable laws, acts, rules, regulations, permits, orders, requirements and directions of any legislative, executive, administrative or judicial body.

            Section 8.04. ENFORCEMENT OF AGREEMENT; PROHIBITION AGAINST AMENDMENTS; NOTICE OF DEFAULT. The Issuer shall cooperate with the Trustee to enforce the payment of all amounts payable under the Notes and the Agreement and the Trustee shall require the Company to perform its obligations thereunder. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, except that it shall not amend the Notes or the Agreement without the consent of the Trustee pursuant to Section
12.03 hereof. Prior to making any amendment or supplement, the Issuer shall file with the Trustee (i) a copy of the proposed amendment or supplement and
(ii) an opinion of nationally recognized bond counsel to the effect that such amendment or supplement will not have an adverse effect on the exemption of interest on the Outstanding Bonds from federal income tax and, unless the Trustee shall have otherwise given its consent to such amendment or supplement, to the further effect that such amendment or supplement will not otherwise adversely affect the interests of the Bondholders. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Notes or the Agreement or any amendment or supplement thereto.

            Section 8.05. FURTHER ASSURANCES. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

            Section 8.06. BONDS NOT TO BECOME ARBITRAGE BONDS. The Issuer covenants, with the owners of the Bonds that, notwithstanding any other provision of this Indenture or any other instrument, it will make no investment or other use of the proceeds of the Bonds which would cause the Bonds to be arbitrage Bonds under Section 148 of the Code, and the regulations thereunder, and it further covenants that it will comply with the requirements of such Section and regulations. The foregoing covenants shall extend throughout the term of the Bonds, to all funds created under this Indenture and all moneys on deposit to the credit of any such fund, and to any other amounts which are Bond proceeds for purposes of Section 148 of the Code, and the regulations thereunder.

            Section 8.07. PERFECTION OF SECURITY INTEREST. Notwithstanding any other provision herein, the Trustee shall be, and is, hereby directed not to take any action, other than taking possession of the Note, which would result in the perfection of a security interest in the Agreement or the payments thereunder or the assignment of either thereof pursuant to the laws of the Commonwealth or any other jurisdiction.

                                 ARTICLE IX.

                       EVENTS OF DEFAULT AND REMEDIES

            Section 9.01. EVENTS OF DEFAULT DEFINED. Each of the following shall be an "Event of Default" hereunder:

                 A. If payment of the principal of, or any premium on, any Bond is not made when it becomes due and payable at maturity or upon call for redemption; or

                 B. If the required payment is not made into any sinking fund established pursuant to this Indenture when the same is due and payable; or

                 C. If payment of any installment of interest on any Bond is not made when the same is due and payable ; or

                 D. If an "Event of Default" as defined in the Agreement occurs.

            Section 9.02. ACCELERATION AND ANNULMENT THEREOF. If any Event of Default occurs, the Trustee may in its discretion, and upon request of the owners of a majority in aggregate principal amount of the Bonds then Outstanding, shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with premium, if any, and interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in said Bonds to the contrary notwithstanding. Upon any declaration of acceleration hereunder, the Trustee shall immediately exercise such rights as it may have under the Notes, the Agreement and the Guaranty to declare all payments thereunder to be immediately due and payable.

            If, after the principal of said Bonds has been so declared to be due and payable, all arrears of interest upon the Bonds (and interest on overdue installments of interest at the rate borne by the Bonds) are paid or caused to be paid by the Issuer, and the Issuer also performs or causes to be performed all other things in respect to which it may have been in default hereunder and pays or causes to be paid the reasonable charges of the Trustee, the Bondholders and any trustee appointed under the Act, including reasonable attorney's fees, then, and in every such case, the owners of a majority in aggregate principal amount of the Bonds then Outstanding, by notice to the Issuer and to the Trustee, may annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

            Section 9.03. OTHER REMEDIES. If any Event of Default occurs and is continuing, the Trustee, before or after declaring the principal of the Bonds immediately due and payable, may enforce each and every right granted to the Issuer or the Trustee under the Notes, the Agreement and the Guaranty or any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article IX, the Trustee shall take such action, as in the judgment of the Trustee, applying the standards described in
Section 10.06 hereof, would best serve the interests of the Bondholders.

            Section 9.04. LEGAL PROCEEDINGS BY TRUSTEE. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the owners of 25% in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction, shall, in its own name, or in combination with the Issuer:

                 A. By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require collection of the amounts payable under the Notes and the Agreement and to require the carrying out of any other provisions of this Indenture for the benefit of the Bondholders;

                 B.    Bring suit upon the Bonds, the Notes and the Guaranty;
      and

                 C. By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

            Section 9.05. DISCONTINUANCE OF PROCEEDINGS BY TRUSTEE. If any proceeding taken by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though, no such proceeding had been taken, but subject to the limitations of any such adverse determination.

            Section 9.06. BONDHOLDERS MAY DIRECT PROCEEDINGS. The owners of a majority in principal amount of the Bonds Outstanding hereunder shall have the right to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law or the provisions of this Indenture, and that the Trustee shall not be required to comply with any such direction which it deems to be unlawful or unjustly prejudicial to Bondholders not party to such direction.

            Section 9.07. LIMITATIONS ON ACTIONS BY BONDHOLDERS. No Bondholders shall have any right to pursue any remedy hereunder or under the Notes, the Agreement or the Guaranty unless:

                       (a) the Trustee shall have been given written notice of an Event of Default,

                       (b) the owners of at least 25% in principal amount of the Bonds Outstanding respecting which there has been an Event of Default shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

                       (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and

                       (d) the Trustee shall have failed to comply with such request within a reasonable time;

provided, however, that nothing herein shall preclude the owner of any Bond with respect to which an Event of Default under Section 9.01 A, B or C has occurred and is continuing from bringing an action at law to enforce the right of payment on such Bond.

            Section 9.08. TRUSTEE MAY ENFORCE RIGHTS WITHOUT POSSESSION OF BONDS. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceedings instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

            Section 9.09. DELAYS AND OMISSIONS NOT TO IMPAIR RIGHTS. No delay or omission in respect of exercising any right or power accruing upon any Event of Default shall impair such right or power or be a waiver of such Event of Default and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

            Section 9.10. APPLICATION OF MONEYS IN EVENT OF DEFAULT. Any moneys received by the Trustee under this Article IX shall be applied:

                 First: to the payment of the expenses of the Trustee
            including reasonable Counsel fees, any disbursements of the Trustee with interest thereon and its reasonable compensation and all other amounts owed to the Trustee under this Indenture or the Agreement;

                 Second: to the payment of principal of, premium, if any, and interest then owing on the Bonds, including any interest on overdue interest, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal of, premium, if any, and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

                 Third:  to the payment of expenses of the Issuer, including reasonable counsel fees, actually incurred in connection with the Project and remaining unpaid.

            The surplus, if any, shall be paid to the Company or the person lawfully entitled to receive the same as a court of competent jurisdiction may direct.

            Section 9.11. TRUSTEE AND BONDHOLDERS ENTITLED TO ALL REMEDIES UNDER ACT; REMEDIES NOT EXCLUSIVE. It is the purpose of this Article to provide to the Trustee and the Bondholders all rights and remedies as may be lawfully granted under the provisions of the Act; but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every remedy permitted by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under the Act.

            No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

            Section 9.12. TRUSTEE'S RIGHT TO RECEIVER. The Trustee shall be entitled as a matter of right to the appointment of a receiver; and the Trustee, the Bondholders and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as may be contained in or permitted by the Act.

                                 ARTICLE X.

                                 THE TRUSTEE

            Section 10.01. ACCEPTANCE OF TRUST. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article, to all of which the parties hereto and the Bondholders are bound.

            Section 10.02. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals, statements and representations in the Indenture or in the Bonds, save only the Trustee's Certificate upon the Bonds, have been made by the Issuer or the Company and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof.

            The Trustee shall not be responsible for the validity of this Indenture or for the validity, priority, recording or rerecording, filing or re-filing of any financing statements, amendments thereto or continuation statements, except as otherwise provided in Section 8.07 hereof, or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or for the value or title of the Project or as to the maintenance of the security hereof; except that in the event the Trustee enters into possession of a part or all of the Project pursuant to any provision of this Indenture it shall use due diligence in preserving such property.

            Section 10.03. TRUSTEE MAY ACT THROUGH AGENTS; ANSWERABLE ONLY FOR WILLFUL MISCONDUCT OR NEGLIGENCE. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of Counsel concerning all questions hereunder. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatever in connection with the trust hereunder, except only its own willful misconduct or negligence or that of its agents, officers and employees.

            Section 10.04. COMPENSATION AND INDEMNITY. The Issuer shall cause the Company to pay the Trustee reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements. The Company has agreed under Section 5.5 of the Agreement to indemnify the Trustee against any claims arising out of the exercise and performance of its powers and duties hereunder in good faith and without negligence.

            Section 10.05. NOTICE OF DEFAULT; RIGHT TO INVESTIGATE. The Trustee shall, within 30 days after the occurrence thereof, give written notice by first class mail to owners of Bonds of all defaults known to the Trustee and send a copy of such notice to the Issuer and the Company, unless such defaults have been remedied (the term "defaults" for purposes of this Section and Section 10.06 hereof being defined to include the events specified in clauses A through D of Section 9.01 hereof, not including any notice or periods of grace provided for therein). The Trustee shall not be deemed to have notice of any default under Clause D of Section 9.01 hereof (other than a default under Section 6.1(a) of the Agreement) unless it has actual knowledge thereof or has been notified in writing of such default by the owners of at least 25% in principal amount of the Bonds then outstanding. The Trustee may, however, at any time require of the Issuer or the Company full information as to the performance of any covenant hereunder or under the Agreement; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made an investigation into the affairs of the Issuer or the Company related to this Indenture and the properties covered hereby. Notwithstanding the foregoing provisions of this Section 10.05, the Trustee shall be protected in withholding notice of any default if and so long as the Board of Directors, the executive committee or a trust committee of Directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

            Section 10.06. OBLIGATION TO ACT ON DEFAULTS. If any Event of Default shall have occurred and be continuing, the Trustee, as directed by the owners of a majority of the outstanding Bonds, shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent man would exercise or use in the circumstances in the conduct of his own affairs; provided, that if in the opinion of the Trustee such action may tend to involve expense or liability, it shall not be obligated to take such action unless it is furnished with indemnity reasonably satisfactory to it.

            Section 10.07. RELIANCE ON REQUISITION, COUNSEL, ETC. The Trustee may act on any requisition, resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of the Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

            The Trustee will be entitled to rely upon opinions of Counsel and will not be responsible for any loss or damage resulting from reliance in good faith thereon, except for its own negligence or willful misconduct.

            Section 10.08. TRUSTEE MAY OWN BONDS. The Trustee may in good faith buy, sell, own and hold any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to the Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer, the Company or the Guarantor, provided that if the Trustee determines that any such relation is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee.

            Section 10.09. CONSTRUCTION OF AMBIGUOUS PROVISIONS. The Trustee may construe any ambiguous or inconsistent provisions of this Indenture, and any such construction by the Trustee shall be binding upon the Bondholders.
In construing any such provision, the Trustee will be entitled to rely upon opinions of Counsel and will not be responsible for any loss or damage resulting from reliance in good faith thereon except for its own negligence or willful misconduct.

            Section 10.10. RESIGNATION OF TRUSTEE. The Trustee may resign and be discharged of the trusts created by this Indenture by written resignation filed with the County Judge/Executive of the Issuer not less than 60 days before the date when it is to take effect, with copies of such notice to the Company. Such resignation shall take effect only upon the appointment of a successor trustee.

            Section 10.11. REMOVAL OF TRUSTEE. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by the owners of a majority of the Bonds then Outstanding and filed with the Trustee and the Issuer.

            Section 10.12. APPOINTMENT OF SUCCESSOR TRUSTEE. If the Trustee or any successor trustee resigns or is removed (other than pursuant to Section
10.11 hereof) or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer at the direction of the Company shall appoint a successor and shall publish notice of such appointment once in each of three consecutive weeks in an Authorized Newspaper. If the Issuer fails to make such appointment within 60 days after the date notice of resignation is filed, the owners of a majority of the Bonds then Outstanding may do so.

            Section 10.13. QUALIFICATION OF SUCCESSOR. A successor trustee shall be a national bank with trust powers, a state chartered bank, or a bank and trust company or a trust company organized under the laws of one of the states of the United States of America, in each case having capital and surplus of at least $50,000,000, if there be one able and willing to accept the trust on reasonable and customary terms.

            Section 10.14. INSTRUMENTS OF SUCCESSION. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act. The Company shall be provided with a copy of each instrument mentioned herein.

            Section 10.15. MERGER OF TRUSTEE. Any corporation into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.16. APPOINTMENT OF CO-TRUSTEE. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the laws of the Commonwealth) denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the Notes, the Agreement or the Guaranty, and in particular in case of the enforcement of any such document in default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or Co-Trustee. The following provisions of this Section are adopted to these ends.

            The Trustee may appoint an additional individual or institution as a separate or Co-Trustee, in which event such and every remedy, power, right, claim, demand, cause of action, indemnity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or Co-Trustee but only to the extent necessary to enable such separate or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or Co-Trustee shall run to and be enforceable by either of them.

            Should any deed, conveyance or instrument in writing from the Issuer be required by the separate or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or Co-Trustee, so far as permitted by law, shall vest in and be exercisable by the Trustee until the appointment of a new Trustee or successor to such separate or Co-Trustee.


                                 ARTICLE XI.

             ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS

            Section 11.01. ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP. Any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by agent appointed in writing. The fact and date of the execution by any person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments of deeds or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.


                                ARTICLE XII.

                         AMENDMENTS AND SUPPLEMENTS

            Section 12.01. AMENDMENTS AND SUPPLEMENTS WITHOUT BONDHOLDERS' CONSENT. This Indenture may be amended or supplemented at any time and from time to time, without notice to or the consent of the Bondholders by a supplemental indenture authorized by a certified Bond Ordinance filed with the Trustee, and consented to by the Company, for one or more of the following purposes:

                 A. set forth any or all of the matters in connection with the issuance of additional Bonds required by Section 3.02 hereof;

                 B. to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

                 C. to cure any ambiguity or to cure, correct or supplement any defective provision of this Indenture in such manner as shall not be inconsistent with this Indenture and shall not impair the security hereof or materially adversely affect the Bondholders;

                 D. to issue the Bonds of any series in coupon form or in form acceptable to any securities depository, subject in each case to the receipt by the Trustee of an opinion of nationally recognized bond counsel to the effect that any such changes will not adversely affect the exemption of interest on the Bonds from federal income tax; and

                 E.    to provide additional security for the Bonds.

            Section 12.02. AMENDMENTS WITH BONDHOLDERS' CONSENT. This Indenture may be amended from time to time with the prior written consent of the Company, except with respect to (1) the principal, premium, if any, or interest payable upon any Bond, (2) the dates of maturity or redemption provisions of any Bonds, and (3) this Article XII, by a supplemental indenture approved by the owners of at least a majority in principal amount of the Bonds then Outstanding; provided, that no amendment shall be made which adversely affects one or more but less than all the Outstanding Bonds without the consent of the owners of at least a majority in principal amount of the Outstanding Bonds so affected. This Indenture may be amended with respect to the matters enumerated in clauses (1) to (3) of the preceding sentence only with the unanimous consent of all owners of Bonds then Outstanding and the Company.

            Section 12.03. AMENDMENT OF AGREEMENT. If the Issuer or the Company proposes to amend the Agreement or the Notes, the Trustee may consent thereto; provided, that if such proposal would amend the Agreement or the Notes in such a way as would materially adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and by consent thereto with the consent of the owners of at least a majority in principal amount of the Bonds then Outstanding; provided, that no amendment shall be consented to by the Trustee which would (1) decrease the amounts payable under the Agreement or the Notes, (2) change the date of payment or prepayment provisions under the Agreement or the Notes, or (3) change any provisions with respect to amendment; and further provided, that no amendment shall be consented to which so affects the rights of some but less than all the Outstanding Bonds of any one series without the consent of the owners of at least a majority in principal amount of the Outstanding Bonds so affected.

            Section 12.04. TRUSTEE AUTHORIZED TO JOIN IN AMENDMENTS AND SUPPLEMENTS; RELIANCE ON COUNSEL. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XII and in so doing shall be fully protected by an opinion of Counsel that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.


                                ARTICLE XIII.

                                 DEFEASANCE

            Section 13.01. DEFEASANCE. When the principal of, premium, if any, and interest on, all Bonds issued hereunder, and all other amounts due under this Indenture or the Agreement have been paid, or provision has been made for payment of the same, together with all other sums payable hereunder by the Issuer, the Trustee's right, title and interest in the Agreement and the Notes and the moneys payable thereunder shall thereupon cease and the Trustee, on demand of the Issuer, shall release this Indenture in respect thereto and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to the Company or its assigns all balances then held by it hereunder not required for the payment of the Bonds and such other sums. If such payment or provision therefor has been made with respect to all the Bonds of any one series, the interest of the Trustee in the Agreement and the related Notes shall cease in respect of such series, and the Trustee shall take similar action for the release of this Indenture. Such defeasance will release the Company of any obligations it may have under the Agreement with respect to any special mandatory redemption of the Series 1994 Bonds pursuant to Section 7.01 hereof.

            Without limiting the generality of the foregoing, provision for the payment of Bonds shall be deemed to have been made (a) upon the delivery to the Trustee of (i) cash in an amount sufficient to make all payments specified above, or (ii) non-callable direct obligations of the United States of America, maturing on or before the date or dates when the payments specified above shall become due, the principal amount of which and the interest thereon, when due, is or will be, in the aggregate, sufficient without reinvestment to make all such payments, or (iii) any combination of cash and such obligations; and (b) when any Bonds to be redeemed prior to maturity shall have been duly called for redemption or irrevocable instructions to call such Bonds for redemption shall have been given to the Trustee. The Trustee shall also receive evidence satisfactory to it that the cash and government obligations delivered will be sufficient to provide for the payment of the Bonds as aforesaid. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, and premium, if any, and interest, on the Bonds. In the event that such moneys or obligations are to be applied to the payment of principal, premium, if any, or interest on any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall promptly cause a notice stating that such moneys or obligations have been deposited and identifying the Bonds for the payments of which such moneys or obligations are being held to be given by first-class mail, postage prepaid, mailed to all registered owners of such Bonds. In addition, the Trustee shall send a copy of such notice by registered or certified mail or overnight delivery service, return receipt requested, postage prepaid, to each registered securities depository and nationally recognized information service that disseminates information with respect to defeasance of bonds, sent at least two business days in advance of the mailing of notice to Bondholders.


                                ARTICLE XIV.

                          MISCELLANEOUS PROVISIONS

            Section 14.01. NO PERSONAL RECOURSE. No recourse shall be had for any claim based on the Indenture or the Bonds, including but not limited to the payment of the principal of, or premium, if any, or interest on, the Bonds, against any director, officer, agent or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise.

            Section 14.02. DEPOSIT OF FUNDS FOR PAYMENT OF BONDS. If there are on deposit with the Trustee funds (including proceeds of government obligations as provided in Section 13.01) sufficient to pay the principal of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with the premium, if any, and all interest accruing thereon to the due date, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds and the Trustee shall hold such funds in trust for such owners. In accordance with Section 5.4 of the Agreement except to the extent payment is provided from the Construction Fund, the Company will pay the Issuer's expenses.

            Moneys (including proceeds of government obligations as provided in Section 13.01) so deposited with the Trustee which remain unclaimed five years after the date payment thereof becomes due shall, if the Issuer is not at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Indenture or the Bonds, be paid to the Company upon receipt by the Trustee of indemnity satisfactory to it, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company; provided, however, that the Trustee, before making payment to the Company, may cause a notice to be published once in an Authorized Newspaper, stating that the moneys remaining unclaimed will be returned to the Company after a specified date.

            Section 14.03. NO RIGHTS CONFERRED ON OTHERS. Nothing herein contained shall confer any right upon any person other than the parties hereto, the owners of the Bonds and the Company.

            Section 14.04. ILLEGAL, ETC. PROVISIONS DISREGARDED. In case any provision in this Indenture or the Bonds shall for any reason be held invalid, illegal or unenforceable in any respect, this Indenture shall be construed as if such provision had never been contained herein.

            Section 14.05. SUBSTITUTE NOTICE. If for any reason it shall be impossible to make publication of any notice required hereby in an Authorized Newspaper, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

            Section 14.06. NOTICES TO TRUSTEE AND ISSUER. Any notice to or demand upon the Trustee may be served, presented or made at its principal corporate trust office at 101 South Capitol Boulevard, Boise, Idaho 83702,
Attention: Corporate Trust Department. Any notice to or demand upon the Issuer shall be deemed to have been sufficiently given or served by the Trustee for all purposes by being sent by registered United States mail to County of Perry, Kentucky, Courthouse, 481 Main Street, Hazard, Kentucky 41701, Attn: County Judge/Executive, or such other address as may be filed in writing by the Issuer with the Trustee. A copy of any notice to or demand upon either the Issuer or the Trustee shall also be mailed to the Company and the Guarantor at the address provided in Section 7.1 of the Agreement.

            Section 14.07. SUCCESSORS AND ASSIGNS. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

            Section 14.08. HEADINGS FOR CONVENIENCE ONLY. The description headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 14.09. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 14.10. CREDITS ON NOTES. In addition to any credit, payment or satisfaction expressly provided for under the provisions of this Indenture in respect of the Notes, the Trustee shall make credits against amounts otherwise payable in respect of the related Notes in an amount corresponding to (a) the principal amount of any Bond surrendered to the Trustee by the Company or the Issuer, or purchased by the Trustee, for cancellation and (b) the amount of money held by the Trustee and available and designated for the payment of principal of, premium, if any, and/or interest on, the Bonds, regardless of the source of payment to the Trustee of such moneys. The Trustee shall promptly notify the Company when such credits arise.

            Section 14.11. PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds or the date fixed for the giving of any notice hereunder shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest, premium, if any, or principal or the giving of notice need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the giving of notice, and no interest on such payment shall accrue for the period after such date.

            Section 14.12. APPLICABLE LAW. This Indenture shall be governed by and construed in accordance with the laws of the Commonwealth.

            Section 14.13. LIMITED LIABILITY OF ISSUER. Anything in this Indenture to the contrary notwithstanding, the performance by the Issuer of all duties and obligations imposed upon it hereby, the exercise by it of all powers granted to it hereunder, the carrying out of all covenants, agreements, and promises made by it hereunder, and the liability of the Issuer for all warranties and other covenants hereunder, shall be limited solely to the revenues and receipts derived from the Agreement and the Notes, and the Issuer shall not be required to effectuate any of its duties, obligations, powers or covenants hereunder except to the extent of such revenues and receipts.

            IN WITNESS WHEREOF, intending to be legally bound, the COUNTY OF PERRY, KENTUCKY has caused this Indenture to be executed by its County Judge/Executive and its Fiscal Court Clerk; WEST ONE BANK, IDAHO, as Trustee, has caused this Indenture to be executed by its duly authorized officers, all as of the day and year first above written.

                                        COUNTY OF PERRY, KENTUCKY


Attest:   /s/ Betty Turner              By:  /s/ Sherman Neace
          ----------------               -----------------
        Fiscal Court Clerk              County Judge/Executive


                                        WEST ONE BANK, IDAHO, Trustee


Attest: /s/ William H. Way              By:   /s/ Carol E. Smith
       -------------------                    ------------------
      Authorized Officer                Authorized Officer

                                  EXHIBIT A


                          Letter of Representations
                 TO BE COMPLETED BY ISSUER AND AGENT, IF ANY


                          County of Perry, Kentucky
                          --------------------------
                               Name of Issuer

                           West One Bank, Idaho
                           -----------------------
                           Name of Agent, if any

                                                                  _________
                                                                    (Date)

The Depository Trust Company
55 Water Street
New York, NY   10041

Attention:  General Counsel's Office

            Re:  $43,500,000 Solid Waste Disposal
                 Revenue Bonds (TJ International
                 Project), Series 1994
                 -------------------------------

Gentlemen:


            The purpose of this letter is to set out certain matters relating to the above-referenced Bonds (the "Bonds"). West One Bank, Idaho (the "Agent") is acting as Trustee, Paying Agent, Fiscal Agent, or other Agent of the Issuer with respect to the Bonds. The Bonds will be issued pursuant to a Trust Indenture, Bond Ordinance, or other such document authorizing the issuance of the Bonds dated as of May 17, 1994 (the "Document(s)"). Goldman, Sachs & Co., Inc. (the "Underwriter") is distributing the Bonds through The Depository Trust Company ("DTC").


            To induce DTC to accept the Bonds as eligible for deposit at DTC and act in accordance with its Rules with respect to the Bonds, the Issuer and the Agent, if any, make the following representations to DTC:

            1. Subsequent to Closing on the Bonds on __________, 1994, there shall be deposited with DTC one Bond certificate in registered form registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Bonds in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Bonds. If, however, the aggregate principal amount of any maturity exceeds $150,000,000, one certificate will be issued with respect to each $150,000,000 of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150,000,000 Bond certificate shall bear the following legend:

            2. "Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

            3. In the event of any solicitation of consents from and voting by holders of the Bonds, the Issuer or Agent, shall publish a record date for such purposes and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

            4. In the event of a redemption or any other similar transaction resulting in retirement of all Bonds outstanding or a redemption in aggregate principal amount of Bonds outstanding ("full or partial redemption") or an advance refunding of all or part of the Bonds outstanding, the Issuer or Agent, shall give DTC notice of such event not less than 30 days' nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date the proceeds are deposited in escrow.

            5. In the event of a partial redemption or an advance refunding of part of the Bonds outstanding, the Issuer or Agent shall send DTC a notice specifying: 1) the amount of the redemption or refunding; 2) in the case of a refunding, the maturity date(s) established under the refunding; and 3) the date such notice is to be mailed to Bondholders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight express delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or Agent will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers which includes a manifest or list of each CUSIP submitted in that transmission. (The Issuer or Agent sending such notice shall have a method to verify subsequently the use of such means and timeliness of the notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the Redemption Date or, in the case of an advance refunding, the date the proceeds are deposited in escrow.

            6. In the event of an invitation to tender the Bonds, notice to Bondholders by the Issuer or Agent, specifying the terms of the tender and the date such notice is to be mailed to Bondholders or published ("the Publication Date") shall present to DTC by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight express delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. (The Issuer or Agent sending such notice shall have a method to verify subsequently the use of such means and timeliness of the notice.)

            All notices and payment advices sent to DTC shall contain the CUSIP number of the Bonds.

            Notices to DTC by facsimile transmission shall be sent to DTC's Case Notification Department at (516) 227-4164 or (516) 226-4190. The Agent shall confirm DTC's receipt of such facsimile transmission by telephoning the Call Notification Department at (516) 227-4070. Notices to DTC by mail or any other means shall be sent to:

                 The Depository Trust Company
                 Call Notification Department
                 Muni Reorganization Manager
                 711 Stewart Avenue
                 Garden City, NY  11530


            8. Interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next-day funds on each payment date (or the equivalent in accordance with existing arrangements between the Issuer or Agent and DTC). Such payments shall be made payable to the order of Cede & Co.

            9. Payments of principal shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next-day funds on each payment date. Principal payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                 The Depository Trust Company
                 Muni Redemption Department
                 55 Water Street 50th Floor
                 New York, NY  10041
                 Attention:  Collection Supervisor

            10. DTC may direct the Issuer or Agent to use any other telephone number for facsimile transmission, address, or department of DTC as the number, address or department to which payments of interest or principal or notices may be sent.

            11. In the event of a redemption, acceleration or any other similar transaction (e.g., tenders made and accepted in response to the Issuer's or Agent's invitation) necessitating a reduction in aggregate principal amount of Bonds outstanding or an advance refunding of part of the Bonds outstanding, DTC, in its discretion, (a) may request the Issuer or agent to issue and authenticate a new Bond certificate or (b) shall make an appropriate notation on the Bond certificate indicating the date and amounts of such reduction in principal, except in the case of final maturity, in which case the certificate must be presented to the Issuer or Agent prior to payment.

            12. In the event the Issuer determines pursuant to the Document(s) that beneficial owners of the Bonds shall be able to obtain certificated Bonds, the Issuer or Agent shall notify DTC of the availability of Bond certificates and shall issue, transfer and exchange Bond certificates in appropriate amounts as required by DTC and others.

            13. DTC may determine to discontinue providing its service as securities depository with respect to the Bonds at any time by giving reasonable notice to the Issuer or Agent (at which time DTC will confirm with the Issuer or Agent the aggregate principal amount of the Bonds outstanding) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, whenever DTC requests the Issuer and the Agent to do so, the Agent and the Issuer will cooperate with DTC in taking appropriate action to make available one or more separate certificates evidencing the Bonds to any DTC Participant having Bonds credited to its DTC account.

            14. Nothing herein shall be deemed to require the Agent to advance funds on behalf of the Issuer.

Notes:
a.  If there is no organization         Very truly yours,
acting as Agent for the Issuer,
and all obligations in this             _______________________________
Letter of Representations are to              (as Agent)
be assumed solely by the Issuer,
references to such Agent may            _______________________________
be inked out.                           (Authorized Officer's Signature)

b.  Neither DTC nor (Cede & Co.)
provides consents with respect          ________________________________
to any security.  Under its usual             (Title)
procedures, DTC mails an Omnibus
Proxy to the Issuer as soon as
possible after the record date.         ________________________________
The Omnibus Proxy assigns Cede &              (as Issuer)
Co.'s voting rights to those
Participants having the security
credited to their accounts on           ________________________________
the record date (identified in          (Authorized Officers Signature)
a listing attached to the Omnibus
Proxy).  The requirement to
advise DTC of the record date
for the solicitation of consents        ________________________________
is set forth in paragraph 2 of                    (Title)
the letter.

c.  Under Rules of the Municipal
Securities Rulemaking Board relating
to "good Delivery", a municipal
securities dealer must be able to
determine the date that a notice of
partial call or of an advance
refunding of part of an issue is
published (the "Publication Date").
The establishment of such a Publication
Date is addressed in paragraph 4 of
the letter.

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

By:______________________________________
   (Authorized Officer's signature)

cc:Underwriter
   Underwriter's Counsel

                                 SCHEDULE A

                              (Describe Issue)


PRINCIPAL AMOUNT             MATURITY DATE          INTEREST RATE
- - ----------------             -------------          -------------

                                  GUARANTY


            GUARANTY made as of June 1, 1994 by Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership (the "Guarantor"), delivered to West One Bank, Idaho (the "Trustee"), as Trustee under the Trust Indenture dated as of June 1, 1994 (the "Indenture") between the Trustee and the County of Perry, Kentucky (the "Issuer").


                                 BACKGROUND


            The Issuer proposes to issue its Solid Waste Disposal Revenue Bonds (TJ International Project) Series 1994 in an aggregate principal amount of $43,500,000 (the "Bonds") under the Indenture. The proceeds of the Bonds will be used to finance the cost of a project (the "Project") consisting of solid waste disposal components of a production facility for the manufacturer of engineered lumber for the construction of wood joists and related products, pursuant to a loan agreement dated as of June 1, 1994 (the "Agreement") between the Issuer and TJ International, Inc., the managing general partner of the Guarantor. The Project will be operated by the Guarantor as beneficial owner. The sale of the Bonds will finance the Project contemplated by the Agreement, and the Guarantor is willing to enter into this Guaranty in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Guarantor and as an inducement to the purchase of the Bonds by all who may at any time become holders thereof.


                                  GUARANTY

            SECTION 1.01. In consideration of the foregoing and in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Guarantor and as an inducement to the purchase of the Bonds by all who may at any time become holders thereof, Guarantor hereby unconditionally guarantees (a) the full and prompt payment of the principal or applicable redemption price of the Bonds when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, and (b) the full and prompt payment of any interest on any Bonds when and as the same shall become due. All payments by Guarantor shall be paid in lawful money of the United States of America. Each and every default in payment of the principal or applicable redemption price of, or interest on, any Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, subject, however, to the limitation that a holder of Bonds shall have the right to pursue any remedy hereunder only to the extent such holder then has the right to pursue an individual remedy under the provisions of the Indenture. Guarantor agrees further to pay in each case all expenses and charges (including court costs and reasonable attorneys' fees) paid or incurred by the Trustee in realizing upon any of the payments hereby guaranteed or in enforcing this Guaranty; and in each and every case irrespective of the Bonds or the Indenture or any of the terms thereof.

            SECTION 1.02. The obligations of Guarantor under this Guaranty shall be binding upon the Guarantor and its successors and assigns, shall be absolute and unconditional and shall remain in full force and effect until the entire principal or applicable redemption price of, and interest on, the Bonds shall have been paid or provided for, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following:

                  (a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Issuer under the Indenture;

                  (b) the assignment of all or any part of the interest of the Issuer in the Project or any failure of title with respect to the Company's or Guarantor's interest in the Project;

                  (c) the waiver of the payment, performance or observance by the Issuer or Guarantor of any of the obligations, covenants or agreements or either of them contained in the Indenture or this Guaranty;

                  (d) the extension of the time for payment of any principal or applicable redemption price of, or interest on, any Bond under this Guaranty or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or this Guaranty or the extension or the renewal of either thereof;

                  (e) the modification or amendment (whether material or otherwise) or any obligation, covenant or agreement set forth in the Indenture;

                  (f) the taking or the omission of any of the actions referred to in the Indenture and any actions under this Guaranty;

                  (g) any failure, omission, delay or lack on the part of the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Issuer or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Issuer or the Trustee in this Guaranty or the Indenture, or any other acts or acts on the part of the Issuer, the Trustee or any of the holders from time to time of the Bonds;

                  (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, the Company or Guarantor or the Issuer or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty in any such proceeding;

                  (i) to the extent permitted by law, the release or discharge of Guarantor from the performance or observance of any obligation, covenants or agreement contained in this Guaranty by operation of law; or

                  (j) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty.

            SECTION 1.03. No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature which Guarantor has or may come to have against the Issuer, the Trustee or any Bondholder (as defined in the Indenture) shall be available hereunder to Guarantor; provided that nothing contained herein shall prohibit Guarantor from asserting any claim against either the Issuer, the Trustee or any Bondholder in a separate proceeding, which proceeding shall in no way delay the prompt performance by Guarantor of its obligations hereunder.

            SECTION 1.04. In the event of a default (a) in the payment of principal or applicable redemption price of any Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or (b) in the payment of any interest on any Bond when and as the same shall become due, and regardless of the reason for any such default, Guarantor shall, on demand by the Trustee, pay the full amount in default to the Trustee for the benefit of the Bondholders. The Trustee, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Issuer or the Trustee. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

            SECTION 1.05. This Guaranty is given by Guarantor for the benefit of the Trustee and the holders from time to time of the Bonds. The

Trustee shall be entitled to enforce performance and observance of this Guaranty for and on behalf of such holders, in accordance with the provisions of Article IX of the Indenture.

            SECTION 1.06. Anything contained in this Guaranty to the contrary notwithstanding, except as provided herein with respect to expenses incurred in connection with the enforcement hereof, the obligations of the Guarantor hereunder shall be satisfied in full and discharged upon the payment by the Guarantor to the Trustee of any amount equal to the aggregate principal of, premium, if any, and interest on the Bonds less all amounts theretofore deposited with the Trustee, whether under the Indenture or otherwise, for the payment thereof.

            SECTION 1.07. Anything contained in this Guaranty to the contrary notwithstanding, except as provided herein, the obligations of the Guarantor under this Guaranty are solely that of the Guarantor and neither the Guarantor's general partner nor its limited partner shall have any obligation for the payment of any sums due under this Guaranty and there shall be no recourse against the partners of the Guarantor individually, or any assets of such partners which are not assets of the Guarantor.


                                MISCELLANEOUS

            SECTION 2.01. Guarantor hereby represents that it is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware, duly qualified to conduct business in the Commonwealth of Kentucky, with full power to execute, deliver and perform its obligations under this Guaranty; that Guarantor has duly authorized this Guaranty and no approval or other action by any governmental authority is required in connection therewith; and that neither the making nor the performance of this Guaranty will conflict with or violate the Guarantor's Limited Partnership Agreement or any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its properties may be found.

            SECTION 2.02. Guarantor hereby represents that it has the power and authority (partnership and other) to own its properties and conduct its business, and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; Guarantor owns no capital stock or other equity interest in any corporation, association, trust or other equity.

            SECTION 2.03. Guarantor hereby represents that it has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Guarantor and any real property and buildings held under lease by the Guarantor are held under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the financial position, partnership capital or results of operations of the Guarantor and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor in a manner that would have a material adverse effect on the financial position, partnership capital or results of operations of the Guarantor.

            SECTION 2.04. The Guarantor hereby represents that there are no legal or governmental proceedings pending to which the Guarantor is a party or of which any of its property is the subject which, if determined adversely to the Guarantor would, taken as a whole, have a material adverse effect on the financial position, partnership capital or results of operations of the Guarantor; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            SECTION 2.05. The Guarantor has duly authorized the execution and delivery of this Guaranty and the undertaking of its obligations hereunder, and this Guaranty when executed and delivered, will constitute, a valid, binding and enforceable obligation of the Guarantor, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or reorganization laws or equitable principles.

            SECTION 2.06. The execution and delivery of and performance by the Guarantor of its obligations under this Guaranty will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other material agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of its property or assets of the Guarantor is subject, nor will such action result in any violation of the provisions of its Limited Partnership Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties.

            SECTION 2.07. The representations of TJ International, Inc. contained within Section 1.2 (c) and Section 1.4 (a) through (g) of the Agreement are hereby incorporated by reference into this Guaranty as if such representations were originally made by the Guarantor. For these purposes, the Guarantor represents that the representations referenced above are also the representations of the Guarantor.

            SECTION 2.08. So long as any Bonds are outstanding as determined under the Indenture, the Guarantor, at its expense, will maintain and operate the Project during its useful life or until it is replaced with facilities of at least equal effectiveness in disposing of solid waste, or as otherwise required to meet the public purposes of the Act (as defined in the Indenture) and the provisions of the Code (as defined in the Indenture), but this covenant shall not require the Guarantor to occupy or operate the Project or any portion of any other property after it is no longer economical and feasible, in the Guarantor's judgment, to do so and shall not prevent the Guarantor from selling all or any portion of any property or from merging or consolidating with another Person subject to the maintenance of the corporate existence of the Guarantor in accordance with the covenant contained in
Section 2.09 hereof. This covenant is personal to the Guarantor and its successors or subsidiaries and will not be binding upon purchasers of any portions of the Guarantor's properties. Notwithstanding the foregoing, the Guarantor may make changes in or modifications of the Project necessary or desirable to maintain or improve operating performance, subject to the limitations set forth in Sections 2.2, 2.6 and 3.5 of the Agreement.

            SECTION 2.09. So long as the Bonds are outstanding as determined under the Indenture, the Guarantor will maintain its existence as a partnership and its qualification to do business in the Commonwealth of Kentucky, except that it may transfer all or substantially all of its assets to another Person (as hereinafter defined) and thereafter dissolve or may consolidate with or merge into another Person or permit one or more Persons to consolidate or merge into it, if the surviving, resulting or transferee Person, if other than the Guarantor, assumes in writing all of the obligations of the Guarantor hereunder and is organized under the laws of a State of the United States of America and is duly qualified to do business in the Commonwealth of Kentucky and has a net worth of at least 90% of that of the Guarantor prior to the transfer or merger; provided that immediately thereafter the Guarantor or its successor will not be in default under this Guaranty.

            SECTION 2.10. So long as any Bonds are outstanding as determined under the Indenture, the Guarantor will have its financial statements audited annually by independent public accountants and to the extent such financial statements are not separately presented with the financial statements of TJ International, Inc., shall furnish to the Trustee a copy of such audited financial statements within 90 days after the end of each fiscal year of the Guarantor. The Trustee may distribute such financial statements to the holders of the Bonds upon request and the Guarantor shall furnish to the Trustee sufficient copies of such statements to enable the Trustee to make distribution to the holders of the Bonds. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

                  In addition, the Guarantor will file, in a sufficient amount, its unaudited quarterly income statement and balance sheet with the Trustee which the Trustee may also distribute to the holders of the Bonds upon request.

            SECTION 2.11. The Guarantor will not, and will not permit any Subsidiary (as hereinafter defined) to, issue, assume or guarantee any Debt (as hereinafter defined) if such Debt is secured by a Lien (as hereinafter defined) upon any Principal Property (as hereinafter defined) or on any shares of stock or indebtedness of any Restricted Subsidiary (as hereinafter defined) (whether such Principal Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any case effectively providing that, or causing such Restricted Subsidiary to make effective provision so that, the obligations of the Guarantor under this Guaranty (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary that is not subordinate to this Guaranty then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to (i) Liens on property, shares of stock or indebtedness of or guaranteed by any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or to secure the payment of all or any part of the purchase price of such property, or to secure Debt incurred or guaranteed for the purpose of financing all or any part of the purchase price of such property or improvements, substantial repairing or construction (including any improvements on any existing property) thereon provided, however, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 120 days after the later of (a) the completion of the acquisition, substantial repair, improvement or construction of such property or (b) the placing in operation of such property or of such property as so substantially repaired, improved or constructed; provided, further, that (a) the principal amount of any Debt secured by such Lien does not exceed 100% of the cost of such acquisition, substantial repair, improvement or construction and (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item; (iii) Liens securing Debt owing by any Restricted Subsidiary to the Guarantor or another Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a Person as an entirety or substantially as an entirety by the Guarantor or a Restricted Subsidiary; (v) Liens on property of the Guarantor or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including, but not limited to, Liens incurred in connection with private activity bond or industrial revenue bond or similar financings); (vi) Liens existing on the date of issuance of the Bonds; and (vii) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extension, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i) to (vi) inclusive so long as such Liens do not extend to any other property and the principal amount of the Debt so secured is not increased. Notwithstanding the above, the Guarantor and one or more Subsidiaries may issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as hereinafter defined) of the Guarantor and its consolidated Subsidiaries as of the end of the latest fiscal year.

            SECTION 2.12. Neither the Guarantor nor any Restricted Subsidiary may enter into any sale and leaseback transaction (the term of which exceeds three years) with any lender or investor (not including the

Guarantor or any Restricted Subsidiary) involving any real property constituting all or part of any Principal Property, unless either (i) Debt secured by a Lien on the Principal Property or part thereof to be leased in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and leaseback transaction could be created under the limitation on secured liens referred to in Section 2.11 hereof without equally and ratably securing the obligations of the Guarantor under this Guaranty as contemplated by that limitation or (ii) the Guarantor or such Restricted Subsidiary applies or causes to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof (but not in excess of the net book value of such Principal Property at the date of such sale) and, in the case of a sale otherwise than for cash, an amount equal to the fair value (as determined by the general partner of the Guarantor and evidenced by a Board Resolution (as hereinafter defined)) of the Principal Property so leased to the retirement, within 120 days after the effective date of such sale and leaseback transaction, of Debt of the Guarantor or a Restricted Subsidiary (other than Debt that is subordinate in right of payment to this Guaranty or which is owing to this Guarantor or a Restricted Subsidiary).

            SECTION 2.13. The Guarantor shall at all times that the Bonds are outstanding as determined under the Indenture maintain partners equity not less than $180,000,000 determined in accordance with generally accepted accounting principles.

            "Attributable Debt" as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation (as hereinafter defined), and at any date as of which the amount thereof is to be determined, means the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Debt" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear as a liability on the face of a balance sheet of such Person as of such date in accordance with generally accepted accounting principles.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the general partner of the Guarantor to have been duly adopted by its board of directors and to be in full force and effect on the date of such certification.

            "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

            "Consolidated Net Income" is the consolidated net income of the Guarantor and its subsidiaries for the period in question, determined in accordance with generally accepted accounting principles.

            "Consolidated Net Tangible Assets" is the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Guarantor and its Consolidated Subsidiaries (as hereinafter defined), all as set forth on the most recent balance sheet of the Guarantor and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

            "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles.

            "Debt" is indebtedness for money borrowed.

            "Lien" is any mortgage, pledge, lien or other encumbrance.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Principal Property" is any manufacturing plant or facility located within the United States of America (other than its territories and possessions) and owned by the Guarantor or any Subsidiary, unless, in the opinion of the board of directors of the general partner of the Guarantor and set forth in a Board Resolution, such plant or facility is not of material importance to the business conducted by the Guarantor and its Subsidiaries taken as a whole.

            "Restricted Subsidiary" is a Subsidiary which owns or leases any Principal Property.

            "Subsidiary" is a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Guarantor or by one or more other Subsidiaries, or by the Guarantor and one or more other Subsidiaries.

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

            "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            SECTION 2.14. No remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Guaranty or now or hereafter existing at law or equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure or performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice to Guarantor prior to the demand for payment. In the event any provision contained in this Guaranty should be breached by Guarantor and thereafter duly waived by Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other branch hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

            SECTION 2.15. The Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of this Guaranty may be brought in the courts of record of the Commonwealth of Kentucky or the courts of the United States located in the Commonwealth of Kentucky; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and
(c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. For such time as any of the Bonds shall be unpaid in whole or in part, the Guarantor irrevocably designates the CT Corporation, Inc., as its agent to accept and acknowledge in its behalf service of any and all process solely in connection with any such suit, action or proceeding brought in any such court and agrees and consents that any such service or process upon such agent and written notice of such

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


service to the Guarantor to the attention of its President by registered mail shall be taken and held to be valid personal service upon the Guarantor whether or not the Guarantor shall then be doing, or at any time shall have done, business within the Commonwealth of Kentucky and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such state, and waives all claim of error by reason of any such service.

            SECTION 2.16. The invalidity or unenforceability of any one or more provisions in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

            SECTION 2.17. This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.




















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

             IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered to the Trustee for the benefit of Bondholders in its name and behalf by its duly authorized general partner as of the date first above written.


                                   TRUS JOIST MACMILLAN
ATTEST:                            a LIMITED PARTNERSHIP
                                   By:   TJ INTERNATIONAL, INC.
By:   /s/ Jody B. Olson                        Its General Partner
      -----------------
                                   /s/ Thomas H. Denig
                                   -------------------
ACCEPTED this 29th day of
June, 1994 by West One Bank,       TITLE:  Senior Vice President,
Idaho, as Trustee                          Structural Operations


By:   /s/ Carol E. Smith
     -----------------------
      Authorized Officer













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